     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 1994.



                            SUBJECT TO AMENDMENT.     REGISTRATION NOS. 33-56423


                                                                     33-56423-01


   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                             ------------------------


                                  AMENDMENT NO. 1


                                        TO


                                     FORM S-3
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933

                             ------------------------


               GEORGIA POWER COMPANY                                GEORGIA POWER CAPITAL, L.P.
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS
                       CHARTER)                                               CHARTER)
                      GEORGIA                                                 DELAWARE
          (State or other jurisdiction of                         (State or other jurisdiction of
           incorporation or organization)                          incorporation or organization)
                     58-0257110                                              58-2139437
        (I.R.S. Employer Identification No.)                    (I.R.S. Employer Identification No.)
             333 PIEDMONT AVENUE, N.E.                               333 PIEDMONT AVENUE, N.E.
               ATLANTA, GEORGIA 30308                                  ATLANTA, GEORGIA 30308
                    404-526-6526                                            404-526-6526
(Address, including zip code, and telephone number,     (Address, including zip code, and telephone number,
   including area code, of registrant's principal          including area code, of registrant's principal
                  executive offices)                                     executive offices)


            JUDY M. ANDERSON, VICE PRESIDENT AND CORPORATE SECRETARY
                             GEORGIA POWER COMPANY
                           333 PIEDMONT AVENUE, N.E.
                             ATLANTA, GEORGIA 30308
                                  404-526-6526
 (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

                             ---------------------

  THE COMMISSION IS REQUESTED TO MAIL SIGNED COPIES OF ALL ORDERS, NOTICES AND
                               COMMUNICATIONS TO:

             W. L. WESTBROOK                          JOHN D. MCLANAHAN, ESQ.
        Executive Vice President                         TROUTMAN SANDERS
     SOUTHERN COMPANY SERVICES, INC.                600 Peachtree Street, N.E.
        64 Perimeter Center East                            Suite 5200
         Atlanta, Georgia 30346                     Atlanta, Georgia 30308-2216

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of Prospectus Supplement to the Prospectus included herein: the first form is to be used in connection with one or more offerings by Georgia Power Capital, L.P. of fixed rate Cumulative Monthly Income Preferred Securities and the second form is to be used in connection with one or more offerings by Georgia Power Capital, L.P. of adjustable rate Cumulative Monthly Income Preferred Securities.

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  registration statement becomes effective. This prospectus supplement   *
*  shall not constitute an offer to sell or the solicitation of an offer  *
*  to buy nor shall there be any sale of these securities in any State    *
*  in which such offer, solicitation or sale would be unlawful prior to   *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************



                 SUBJECT TO COMPLETION, DATED DECEMBER 8, 1994


       PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                  , 1994

                         [       ] PREFERRED SECURITIES

                             GEORGIA POWER CAPITAL
      % CUMULATIVE MONTHLY INCOME PREFERRED SECURITIES ("MIPS"*), SERIES A
              (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)
GUARANTEED TO THE EXTENT GEORGIA POWER CAPITAL HAS FUNDS AS SET FORTH HEREIN BY

                             GEORGIA POWER COMPANY
                             ---------------------

    The   % Cumulative Monthly Income Preferred Securities, Series A (the
"Series A Preferred Securities"), representing the limited partner interests offered hereby, are being issued by Georgia Power Capital, L.P., a limited partnership formed under the laws of the State of Delaware ("Georgia Power Capital"). Georgia Power Company, a Georgia corporation ("Georgia Power"), is the sole general partner (the "General Partner") in Georgia Power Capital. Georgia Power Capital exists for the sole purpose of issuing its partnership interests and lending the proceeds thereof to Georgia Power. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to cash distributions and amounts payable on liquidation over the General Partner's interest in Georgia Power Capital.
                                                        (Continued on next page)
                             ---------------------
    SEE "INVESTMENT CONSIDERATIONS" FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE SERIES A PREFERRED SECURITIES AND SERIES A JUNIOR SUBORDINATED DEBENTURES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.
                             ---------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
                  RELATES. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.
                             ---------------------

                                                                                                 PROCEEDS TO
                                                         INITIAL PUBLIC      UNDERWRITING       GEORGIA POWER
                                                         OFFERING PRICE     COMMISSION(1)       CAPITAL(2)(3)
                                                         --------------     --------------     ---------------
Per Series A Preferred Security......................          $               (2)                    $
Total................................................          $               (2)                    $

- ---------------

(1)  Georgia Power Capital and Georgia Power have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See
     "Underwriting".
(2)  In view of the fact that the proceeds of the sale of the Series A Preferred Securities ultimately will be loaned to Georgia Power, the Underwriting Agreement provides that Georgia Power will pay
     to the Underwriters, as compensation ("Underwriters' Compensation") for their services, $    per
     Series A Preferred Security; provided, that such compensation will be $    per Series A Preferred
     Security sold to certain institutions. Accordingly, the maximum aggregate amount of Underwriters'
     Compensation will be $         , but the actual amount of Underwriters' Compensation will be less than such amount to the extent that Series A Preferred Securities are sold to such institutions.
     See "Underwriting".
(3)  Expenses of the offering, which are payable by Georgia Power, are estimated to be $             .

                             ---------------------

    The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Series A Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company on or
about                , 1994.
- ---------------

* An application has been filed by Goldman, Sachs & Co. with the United States Patent and Trademark Office for the registration of the MIPS servicemark.
                             ---------------------


GOLDMAN, SACHS & CO.


                 LEHMAN BROTHERS



                                  PAINEWEBBER INCORPORATED



                                                PRUDENTIAL SECURITIES
                                                INCORPORATED



                                                           SMITH BARNEY INC.


                             ---------------------

        The date of this Prospectus Supplement is                , 1994.

(Continued from front cover)


     Cash distributions on the Series A Preferred Securities will be cumulative
from the date of original issuance at an annual rate of   % of the liquidation
preference of $25 per Series A Preferred Security, and will be payable monthly in arrears on the last day of each calendar month of each year, commencing
            , 1994 ("dividends"). The payment of dividends, to the extent Georgia Power Capital shall have sufficient cash on hand to permit such payment and funds legally available therefor, and payments on liquidation of Georgia Power Capital and the redemption of Series A Preferred Securities, as set forth below, are guaranteed by Georgia Power to the extent described herein and in the accompanying Prospectus (the "Guarantee"). See "Description of the Guarantee" in the accompanying Prospectus. The proceeds of the offering of the Series A Preferred Securities will be loaned by Georgia Power Capital to Georgia Power,
such loan to be evidenced by Georgia Power's   % Junior Subordinated Deferrable
Interest Debentures, Series A, Due 2024 (the "Series A Junior Subordinated Debentures"). Georgia Power has the right from time to time to defer the payment of interest on the Series A Junior Subordinated Debentures for one or more Extension Periods (as hereinafter defined) at the end of each of which all accrued and unpaid interest is required to be paid in full. If Georgia Power does not make interest payments on the Series A Junior Subordinated Debentures, Georgia Power Capital will not have funds to pay dividends on the Series A Preferred Securities. In such event, the remedy of a holder of Series A Preferred Securities is to enforce the rights of Georgia Power Capital under the Series A Junior Subordinated Debentures. See "Description of the Series A Junior Subordinated Debentures" herein and "Description of the Junior Subordinated Debentures" in the accompanying Prospectus. The Guarantee is a full and unconditional guarantee from the time of issuance of the Series A Preferred Securities, but does not apply to any payment of dividends except to the extent Georgia Power Capital shall have sufficient cash on hand to permit such payment and funds legally available therefor.

     The Series A Preferred Securities are redeemable at the option of Georgia
Power Capital, in whole or in part, from time to time, on or after             ,
1999, at $25 per Series A Preferred Security plus accrued and unpaid dividends thereon to the date fixed for redemption, payable in cash (the "Redemption Price"). See "Description of the Series A Preferred Securities -- Optional Redemption". The Series A Preferred Securities have no maturity date, although they are mandatorily redeemable upon the maturity or earlier redemption or repurchase of the Series A Junior Subordinated Debentures. See "Description of the Series A Preferred Securities -- Mandatory Redemption".
     In addition, upon the occurrence of certain special events arising from a change in law or a change in legal interpretation or other specified circumstances, the Series A Preferred Securities are redeemable in whole at the Redemption Price at the option of Georgia Power, in its capacity as the General Partner, or the General Partner may dissolve Georgia Power Capital and cause to be distributed to the holders of the Series A Preferred Securities, on a pro rata basis, Series A Junior Subordinated Debentures in lieu of any cash distribution. If the Series A Junior Subordinated Debentures are distributed to the holders of the Series A Preferred Securities, Georgia Power will use its best efforts to have the Series A Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed. The obligations of Georgia Power under the Series A Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined in the accompanying Prospectus) of Georgia Power. At September 30, 1994, Senior Indebtedness of Georgia Power aggregated approximately $4.3 billion. See "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Series A Junior Subordinated Debentures".
     In the event of the dissolution of Georgia Power Capital, the holders of the Series A Preferred Securities will be entitled to receive for each Series A Preferred Security a liquidation preference of $25 plus accrued and unpaid dividends thereon to the date of payment, subject to certain limitations, unless, in connection with such dissolution, Series A Junior Subordinated Debentures are distributed to the holders of the Series A Preferred Securities. See "Description of the Series A Preferred Securities -- Liquidation Distribution Upon Dissolution".
     Application has been made to list the Series A Preferred Securities on the New York Stock Exchange. See "Underwriting".
     Prospective purchasers are urged to read the accompanying Prospectus for certain additional material information regarding the Series A Preferred Securities, the Series A Junior Subordinated Debentures and the Guarantee.

                            ------------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             GEORGIA POWER CAPITAL

     Georgia Power Capital is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") on November 10, 1994. The initial partners in Georgia Power Capital are Georgia Power, as general partner, and Georgia Power LP Holdings Corp., a Georgia corporation and a wholly-owned subsidiary of Georgia Power ("Georgia Power Holdings"), as limited partner. Upon the issuance of the Series A Preferred Securities, which securities represent limited partner interests in Georgia Power Capital, Georgia Power Holdings will remain as a limited partner, but will have no interest in the profits and dividends or in the assets of Georgia Power Capital. The General Partner will agree to contribute capital to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to Georgia Power Capital. Georgia Power and Georgia Power Holdings entered into an agreement of limited partnership dated as of November 9, 1994. Such agreement of limited partnership will be amended and restated in its entirety (as so amended and restated, the "Limited Partnership Agreement"), substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

     Georgia Power Capital is managed by the General Partner and exists for the sole purpose of issuing its partnership interests and lending the proceeds thereof to Georgia Power, such loans to be evidenced by junior subordinated debentures of Georgia Power ("Junior Subordinated Debentures"). The rights of the holders of the Series A Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement (including the action of the General Partner specifying the terms of the Series A Preferred Securities (the "Action") taken in accordance with the Limited Partnership Agreement) and the Partnership Act. See "Description of the Series A Preferred Securities".

     The business address of Georgia Power Capital is c/o Georgia Power Company, 333 Piedmont Avenue, N.E., Atlanta, Georgia 30308, telephone: (404) 526-6526.

                             GEORGIA POWER COMPANY

     Georgia Power is a wholly-owned subsidiary of The Southern Company, a holding company registered under the Public Utility Holding Company Act of 1935, as amended. Georgia Power was incorporated under the laws of the State of Georgia on June 26, 1930. It is engaged in the generation and purchase of electric energy and the transmission, distribution and sale of such energy within the State of Georgia at retail in over 600 communities (including Athens, Atlanta, Augusta, Columbus, Macon, Rome and Valdosta), as well as in rural areas, and at wholesale currently to 39 electric cooperative associations through Oglethorpe Power Corporation, a corporate cooperative of electric membership corporations in Georgia, and to 50 municipalities, 47 of which are served through the Municipal Electric Authority of Georgia, a public corporation and an instrumentality of the State of Georgia. Georgia Power and one of its affiliates, Alabama Power Company, each owns 50% of the common stock of Southern Electric Generating Company ("SEGCO"). SEGCO owns electric generating units near Wilsonville, Alabama. The principal executive offices of Georgia Power are located at 333 Piedmont Avenue, N.E., Atlanta, Georgia 30308, and the telephone number is (404) 526-6526.

                           INVESTMENT CONSIDERATIONS

     Prospective purchasers of Series A Preferred Securities should review carefully the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should consider particularly the following matters:

SUBORDINATION OF GUARANTEE AND SERIES A JUNIOR SUBORDINATED DEBENTURES; DEPENDENCE ON GEORGIA POWER

     Georgia Power's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of Georgia Power except those made pari passu (that is, equal in priority) by their terms. The obligations of Georgia Power under the Series A Junior Subordinated Debentures described under "Description of the Series A Junior Subordinated Debentures" are subordinate and junior in right of payment to Senior Indebtedness of Georgia Power. At September 30, 1994, Senior Indebtedness of Georgia Power aggregated approximately $4.3 billion. There are no terms in the Series A Preferred Securities, the Series A Junior Subordinated Debentures or the Guarantee that limit Georgia Power's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A Junior Subordinated Debentures and the Guarantee. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Junior Subordinated Debentures -- Subordination" in the accompanying Prospectus.

     Georgia Power Capital's ability to pay dividends on the Series A Preferred Securities is solely dependent upon Georgia Power making interest payments on the Series A Junior Subordinated Debentures as and when required. In the event that Georgia Power were for any reason to be unable to make payments on the Series A Junior Subordinated Debentures as and when required, there is a substantial likelihood that Georgia Power, in its capacity as Guarantor, would be unable to make payments on the Guarantee as and when required. Georgia Power's obligations under the Guarantee are unsecured and, on a liquidation or winding up of Georgia Power, its obligations under the Guarantee will rank junior to all of its other liabilities except those made pari passu by their terms.


OPTION TO EXTEND INTEREST PAYMENT PERIOD; RESULTING DEFERRAL OF DIVIDENDS AND TAX IMPACT THEREOF



     Georgia Power has the right under the Indenture (as defined herein) to extend the interest payment period from time to time on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months (an "Extension Period"), and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest thereon) by Georgia Power Capital during any such Extension Period in the event that Georgia Power exercises this right. Georgia Power may not during such Extension Period declare or pay dividends on, or purchase or acquire any of its capital stock. Prior to the termination of any such Extension Period, Georgia Power may further extend such Extension Period (with a corresponding extension of dividend deferrals), provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, Georgia Power may select a new Extension Period, subject to the above requirements. Georgia Power and Georgia Power Capital currently believe that the extension of an interest payment period is unlikely. The entire principal amount of the Series A Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon,
including Additional Interest (as hereinafter defined), if any, on             ,
2024. See "Description of the Series A Preferred Securities -- Dividends" and "Description of the Series A Junior Subordinated Debentures -- Option to Extend Interest Payment Period".



     Should an Extension Period (and the resulting deferral of dividends on the Series A Preferred Securities) occur, Georgia Power Capital will continue to accrue income for United States federal income tax purposes which will be allocated, but not distributed by way of cash dividends, to holders of record of Series A Preferred Securities. As a result, such a holder will include such interest in such holder's gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash from Georgia Power Capital related to such income if such a holder disposes of his or her Series A Preferred Securities prior to the record date for payment of dividends. See "United States Taxation -- Potential Extension of Interest Payment Period".

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence of a Special Event (as hereinafter defined), which may occur at any time, the General Partner shall elect to either (i) cause Georgia Power Capital to redeem the Series A Preferred Securities in whole or (ii) dissolve Georgia Power Capital and cause the Series A Junior Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in connection with the liquidation of Georgia Power Capital. In the case of a Special Event which is a Tax Event (as hereinafter defined), however, the General Partner may, as an alternative to electing to redeem the Series A Preferred Securities or dissolving Georgia Power Capital, elect to cause the Series A Preferred Securities to remain outstanding. There can be no assurance as to the market prices for the Series A Preferred Securities or the Series A Junior Subordinated Debentures which may be distributed in exchange for Series A Preferred Securities were a dissolution and liquidation of Georgia Power Capital to occur. Accordingly, the Series A Preferred Securities which an investor may purchase, or the Series A Junior Subordinated Debentures which the investor may receive, may trade at a discount to the price which the investor paid to purchase the Series A Preferred Securities offered hereby. See "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Series A Junior Subordinated Debentures -- General".

     Under current United States federal income tax law and interpretation, a distribution of the Series A Junior Subordinated Debentures upon a Special Event would not be a taxable event to holders of the Series A Preferred Securities. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Special Event, however, the dissolution could be a taxable event to holders of the Series A Preferred Securities. See "United States Taxation -- Receipt of Series A Junior Subordinated Debentures Upon Liquidation of Georgia Power Capital".

                                USE OF PROCEEDS

     The proceeds from the sale of the Series A Preferred Securities will be loaned by Georgia Power Capital to Georgia Power, such loan to be evidenced by the Series A Junior Subordinated Debentures issued pursuant to the Indenture described herein, and ultimately will be used by Georgia Power for general corporate purposes, which may include the repayment or repurchase of its securities.

                DESCRIPTION OF THE SERIES A PREFERRED SECURITIES

GENERAL

     All of the partnership interests in Georgia Power Capital, other than the Series A Preferred Securities offered hereby, are owned directly or indirectly by Georgia Power. The Limited Partnership Agreement (including the Action) authorizes and creates the Series A Preferred Securities, which represent limited partner interests in Georgia Power Capital ("Preferred Securities"). Other Preferred Securities may be issued from time to time in one or more series as described in the accompanying Prospectus. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to dividends and amounts payable on redemption or liquidation over the General Partner's interest in Georgia Power Capital. The Limited Partnership Agreement does not permit the issuance of any Preferred Securities ranking, as to participation in profits and dividends and in the assets of Georgia Power Capital, senior or junior to the Series A Preferred Securities or the incurrence of any indebtedness by Georgia Power Capital. The summary of certain material terms and provisions of the Series A Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement (including the Action) which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, and the Partnership Act.

DIVIDENDS

     The dividends payable on each Series A Preferred Security will be fixed at
a rate per annum of   % of the stated liquidation preference of $25 per
Preferred Security. Dividends in arrears for more than one month will bear
interest thereon at the rate per annum of   % thereof. The term "dividends" as
used herein includes any such interest payable unless otherwise stated. The amount of dividends payable for any period will be computed for any full monthly dividend period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full monthly dividend period for which dividends are computed, dividends will be computed on the basis of the actual number of days elapsed in such period.

     Dividends on the Series A Preferred Securities will be cumulative, will accrue from the date of initial issuance and will be payable monthly in arrears,
on the last day of each calendar month of each year, commencing           ,
1994, when, as and if available and determined to be so payable by Georgia Power, in its capacity as General Partner, except as otherwise described below. Georgia Power has the right under the Indenture (as hereinafter defined) to extend the interest payment period from time to time on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest thereon) by Georgia Power Capital during any such Extension Period. In the event that Georgia Power exercises this right, Georgia Power may not declare or pay dividends on, or purchase or acquire, any of its capital stock during such Extension Period. Prior to the termination of any such Extension Period, Georgia Power may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due Georgia Power may select a new Extension Period, subject to the above requirements. Georgia Power and Georgia Power Capital currently believe that the extension of an interest payment period is unlikely. See "Description of the Series A Junior Subordinated Debentures -- Interest" and " -- Option to Extend Interest Payment Period".

     Dividends on the Series A Preferred Securities must be paid on the dates payable to the extent that Georgia Power Capital has (i) funds legally available for the payment of such dividends and (ii) cash on hand sufficient to permit such payments. It is anticipated that Georgia Power Capital's earnings available for distribution to the holders of the Series A Preferred Securities will be limited to payments under the Series A Junior Subordinated Debentures evidencing the loan by Georgia Power Capital of the proceeds from the issuance and sale of the Series A Preferred Securities and the General Partnership Payment (as hereinafter defined). See "Description of the Series A Junior Subordinated Debentures". If Georgia Power does not make interest payments on the Series A Junior Subordinated Debentures, Georgia Power Capital will not have funds to pay dividends on the Series A Preferred Securities. The payment of dividends is guaranteed by Georgia Power as and to the extent set forth under "Description of the Guarantee" in the accompanying Prospectus. The Guarantee is a full and unconditional guarantee from the time of issuance of the Series A Preferred Securities, but does not apply to any payment of dividends except to the extent Georgia Power Capital shall have sufficient cash on hand to permit such payment and funds legally available therefor.

     Dividends on the Series A Preferred Securities will be payable to the holders thereof as they appear on the books and records of Georgia Power Capital on the relevant record dates, which, as long as the Series A Preferred Securities remain in book-entry-only form, will be one Business Day (as hereinafter defined) prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Limited Partnership Agreement, each such payment will be made as described under "Book-Entry-Only Issuance -- The Depository Trust Company" below. In the event the Series A Preferred Securities shall not continue to remain in book-entry-only form, the General Partner shall have the right to select relevant record dates, which shall be more than one Business Day prior to the relevant payment dates. In the event that any date on which dividends are payable on the Series A Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

CERTAIN RESTRICTIONS ON GEORGIA POWER CAPITAL

     If dividends have not been paid in full on the Series A Preferred Securities, Georgia Power Capital shall not:

          (i) declare, pay, or set aside for payment, any dividends on any other series of Preferred Securities, unless the amounts of any dividends declared and paid on any other series of Preferred Securities and on the Series A Preferred Securities are on a pro rata basis on the dates such dividends are paid on such other series of Preferred Securities, so that

             (x) the aggregate amount of dividends paid on the Series A Preferred Securities bears to the aggregate amount of dividends paid on such other series of Preferred Securities the same ratio as

             (y) the aggregate of all accrued and unpaid dividends in respect of the Series A Preferred Securities bears to the aggregate of all accrued and unpaid dividends in respect of such other series of Preferred Securities; or

          (ii) redeem, purchase or otherwise acquire any other Preferred Securities;

until, in each case, such time as all accrued and unpaid dividends on the Series A Preferred Securities shall have been paid in full for all dividend periods terminating on or prior to,in the case of clause (i), such payment and, in the case of clause (ii), the date of such redemption, purchase or acquisition.

     As of the date of this Prospectus Supplement, there are no series of Preferred Securities outstanding.

OPTIONAL REDEMPTION

     The Series A Preferred Securities are redeemable, at the option of Georgia Power Capital, in whole or in part, from time to time, on or after
                 , 1999, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. If Georgia Power Capital redeems Series A Preferred Securities in accordance with the terms thereof, the Series A Junior Subordinated Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed together with any accrued and unpaid interest on such principal amount of Series A Junior Subordinated Debentures. See "Description of the Series A Junior Subordinated Debentures -- Mandatory Prepayment". In the event that fewer than all the outstanding Series A Preferred Securities are to be so redeemed, the Series A Preferred Securities to be redeemed will be selected as described under "Book-Entry-Only Issuance -- The Depository Trust Company" below. If a partial redemption would result in the delisting of the Series A Preferred Securities, Georgia Power Capital may only redeem the Series A Preferred Securities in whole.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     If a Tax Event or an Investment Company Event (each as hereinafter defined, and each a "Special Event") shall occur and be continuing, the General Partner shall elect to either (i) cause Georgia Power Capital to redeem the Series A Preferred Securities in whole (and not in part), upon not less than 30 or more than 60 days' notice at the Redemption Price, within 90 days following the occurrence of such Special Event; provided that, if and as long as at the time there is available to the General Partner the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable such measure that has no adverse effect on Georgia Power Capital or Georgia Power, the General Partner will pursue such measure in lieu of redemption, or
(ii) dissolve Georgia Power Capital and, after satisfaction of creditors as required by the Partnership Act, cause Series A Junior Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of Georgia Power Capital, within 90 days following the occurrence of such Special Event. In the case of a Tax Event, the General Partner may, as an alternative to electing to redeem the Series A Preferred Securities or dissolving Georgia Power Capital, elect to cause the Series A Preferred Securities to remain outstanding.

     "Tax Event" means that Georgia Power shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) Georgia Power Capital is subject to federal income tax with respect to interest accrued or received on the Series A Junior Subordinated Debentures, (ii) Georgia Power Capital is subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable by Georgia Power to Georgia Power Capital on the Series A Junior Subordinated Debentures will not be deductible by Georgia Power for federal income tax purposes.

     "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that Georgia Power Capital is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement; provided that no Investment Company Event shall be deemed to have occurred if the General Partner obtains a written opinion of nationally recognized independent counsel to Georgia Power Capital experienced in practice under the 1940 Act to the effect that the General Partner has successfully issued an additional or supplemental irrevocable and unconditional guarantee or taken such other steps as may be necessary so that, in the opinion of such counsel, notwithstanding such Change in 1940 Act Law, Georgia Power Capital is not required to be registered as an "investment company" within the meaning of the 1940 Act. In case of any uncertainty regarding an Investment Company Event, the good faith determination of the General Partner (based on the advice of counsel) shall be conclusive.

     After the date fixed for any distribution of Series A Junior Subordinated Debentures, upon dissolution of Georgia Power Capital, (i) the Series A Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Series A Preferred Securities, will receive a registered global certificate or certificates representing the Series A Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Series A Preferred Securities not held by DTC or its nominee will be deemed to represent Series A Junior Subordinated Debentures having a principal amount equal to the stated liquidation preference of such Series A Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid dividends on such Series A Preferred Securities, until such certificates are presented to Georgia Power or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Series A Preferred Securities or the Series A Junior Subordinated Debentures which may be distributed in exchange for Series A Preferred Securities were a dissolution and liquidation of Georgia Power Capital to occur. Accordingly, the Series A Preferred Securities which an investor may purchase, or the Series A Junior Subordinated Debentures which the investor may receive, may trade at a discount to the price which the investor paid to purchase the Series A Preferred Securities offered hereby.

MANDATORY REDEMPTION

     Upon the repayment of the Series A Junior Subordinated Debentures, whether at maturity or upon redemption or otherwise, the proceeds from such repayment will be applied to redeem the Series A Preferred Securities, in whole, upon not less than 30 nor more than 60 days' notice, at the Redemption Price.

REDEMPTION PROCEDURES

     Georgia Power Capital may not redeem fewer than all the outstanding Series A Preferred Securities unless all accrued and unpaid dividends have been paid on all Series A Preferred Securities for all monthly dividend periods terminating on or prior to the date of redemption.

     If Georgia Power Capital gives a notice of redemption in respect of Series A Preferred Securities (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, Georgia Power Capital will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Securities. See "Book-Entry-Only Issuance -- The Depository Trust Company". If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Series A Preferred Securities so called for redemption will cease, except the right of the holders of such Series A Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Series A Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. In the event that payment of the Redemption Price in respect of Series A Preferred Securities is improperly withheld or refused and not paid either by Georgia Power Capital or by Georgia Power pursuant to the Guarantee described under "Description of the Guarantee" in the accompanying Prospectus, dividends on such Series A Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Georgia Power or any of its subsidiaries, including Georgia Power Capital, may at any time and from time to time purchase outstanding Series A Preferred Securities by tender, in the open market or by private agreement. If Georgia Power Capital purchases and cancels any Series A Preferred Securities, the Series A Junior Subordinated Debentures may be repaid in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so purchased, together with any accrued and unpaid interest on such principal amount of Series A Junior Subordinated Debentures. See "Description of Series A Junior Subordinated Debentures -- Optional Prepayment".

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution, winding up or termination of Georgia Power Capital, the holders of the Series A Preferred Securities at the time will be entitled to receive out of the assets of Georgia Power Capital available for distribution to partners after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partner, but together with the holders of every other series of Preferred Securities outstanding, an amount equal to, in the case of holders of Series A Preferred Securities, the aggregate of the stated liquidation preference of $25 per Series A Preferred Security plus accrued and unpaid dividends thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, winding up or termination, Series A Junior Subordinated Debentures in an aggregate principal amount equal to the stated liquidation preference of such Series A Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid dividends on such Series A Preferred Securities, shall be distributed on a pro rata basis to the holders of the Series A Preferred Securities. Georgia Power, as the General Partner, has agreed to pay the costs and expenses of Georgia Power Capital.

     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because Georgia Power Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution and the aggregate maximum liquidation distributions on any other series of Preferred Securities, then the amounts payable directly by Georgia Power Capital on the Series A Preferred Securities and on such other series of Preferred Securities shall be paid in cash or in kind on a pro rata basis, so that

          (x) the aggregate amount paid in respect of the Liquidation Distribution bears to the aggregate amount paid as liquidation distributions on the other series of Preferred Securities the same ratio as

          (y) the aggregate Liquidation Distribution bears to the aggregate maximum liquidation distributions on the other series of Preferred Securities.

     Pursuant to the Limited Partnership Agreement, Georgia Power Capital shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events: (i) on December 31, 2093, the expiration of the term of Georgia Power Capital, (ii) upon the bankruptcy of the General Partner, (iii) upon the assignment by the General Partner of its entire interest in Georgia Power Capital when the assignee is not admitted to Georgia Power Capital as a general partner of Georgia Power Capital in accordance with the Limited Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or if any other event occurs (other than the bankruptcy of the General Partner) that causes the General Partner to cease to be a general partner of Georgia Power Capital under the Partnership Act, unless the business of Georgia Power Capital is continued in accordance with the Partnership Act, (iv) in accordance with the provisions of the Series A Preferred Securities, (v) upon the entry of a decree of judicial dissolution or (vi) upon the written consent of all partners of Georgia Power Capital.

MERGER, CONSOLIDATION OR AMALGAMATION OF GEORGIA POWER CAPITAL

     Georgia Power Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. Georgia Power Capital may, without the consent of the holders of the Series A Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of America provided that (i) such successor entity either (x) expressly assumes all of the obligations of Georgia Power Capital under the Series A Preferred Securities or (y) substitutes for the Series A Preferred Securities other securities having substantially the same terms as the Series A Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and dividends, and in the assets, of the successor entity, at least as high as the Series A Preferred Securities rank with respect to participation in the profits and dividends, and in the assets, of Georgia Power Capital, (ii) Georgia Power expressly acknowledges such successor entity as the holder of the Series A Junior Subordinated Debentures, (iii) the Series A Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Series A Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Series A Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Series A Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of Georgia Power Capital, (vii) prior to such merger, consolidation, amalgamation or replacement, Georgia Power has received an opinion of nationally recognized independent counsel to Georgia Power Capital experienced in such matters to the effect that (x) such successor entity will be treated as a partnership for federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, Georgia Power Capital and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Series A Preferred Securities and (viii) Georgia Power guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.

VOTING RIGHTS

     Except as provided below and under "Description of the Guarantee -- Amendments and Assignment" in the accompanying Prospectus and as otherwise required by law and the Limited Partnership Agreement, the holders of the Series A Preferred Securities will have no voting rights.


     If (i) arrearages on dividends on the Series A Preferred Securities shall exist for 18 consecutive monthly dividend periods; (ii) an Event of Default (as defined in the Indenture) occurs and is continuing on the Series A Junior Subordinated Debentures; or (iii) Georgia Power is in default on any of its payment obligations under the Guarantee (as described under "Description of the Guarantee -- Certain Covenants of Georgia Power" in the accompanying Prospectus), then the holders of the Series A Preferred Securities, together with the holders of any other series of Preferred Securities having the right to vote for the appointment of a special representative of Georgia Power Capital and the limited partners (a "Special Representative"), in such event, acting as a single class, will be entitled by the vote of a majority in aggregate liquidation preference of such holders to appoint and authorize a Special Representative to enforce Georgia Power Capital's creditor rights under the Series A Junior Subordinated Debentures, to enforce the rights of the holders of the Series A Preferred Securities under the Guarantee and to enforce the rights of the holders of the Series A Preferred Securities to receive dividends on the Series A Preferred Securities, subject in each case to Georgia Power's retaining all rights under the Indenture as described in the next following paragraph. The Special Representative shall not, by virtue of acting in such capacity, be admitted as a general partner in Georgia Power Capital or otherwise be deemed to be a general partner in Georgia Power Capital and shall have no liability for the debts, obligations or liabilities of Georgia Power Capital. Not later than 30 days after such right to appoint a Special Representative arises, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. In the event that, at any such meeting, holders of less than a majority in aggregate liquidation preference of Preferred Securities entitled to vote for the appointment of a Special Representative vote for such appointment, no Special Representative shall be appointed. Any Special Representative appointed shall cease to be a Special Representative of Georgia Power Capital and the limited partners if Georgia Power Capital (or Georgia Power pursuant to the Guarantee) shall have paid in full all accrued and unpaid dividends on the Preferred Securities or such default or breach, as the case may be, shall have been cured, and Georgia Power, in its capacity as the General Partner, shall continue the business of Georgia Power Capital without dissolution.



     Notwithstanding the appointment of any such Special Representative, Georgia Power shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months as provided under "Description of the Series A Junior Subordinated Debentures -- Option to Extend Interest Payment Period".


     If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Series A Preferred Securities, whether by way of amendment to the Limited Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in Georgia Power Capital ranking, as to participation in the profits or dividends or in the assets of Georgia Power Capital, senior to the Series A Preferred Securities), or (ii) the dissolution, winding up or termination of Georgia Power Capital, other than (x) in connection with the distribution of Series A Junior Subordinated Debentures upon the occurrence of a Special Event or (y) as described under "Merger, Consolidation or Amalgamation of Georgia Power Capital" above, then the holders of outstanding Series A Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class with all other holders of series of Preferred Securities similarly affected, and such amendment or proposal shall not be effective except with the approval of the holders of 66 2/3% in liquidation preference of such outstanding Preferred Securities having a right to vote on the matter; provided, however, that no such approval shall be required if the dissolution, winding up or termination of Georgia Power Capital is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the dissolution, winding up, liquidation or termination of Georgia Power.

     The rights attached to the Series A Preferred Securities will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation or issue of, any further limited partner interests of Georgia Power Capital ranking pari passu with the Series A Preferred Securities with regard to participation in the profits or dividends or in the assets of Georgia Power Capital. Holders of Series A Preferred Securities have no preemptive rights.

     So long as any Series A Junior Subordinated Debentures are held by Georgia Power Capital, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series, (ii) waive any past default that is waivable under Section 6.06 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Series A Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation preference of all series of Preferred Securities who would be affected thereby if their Preferred Securities were to be exchanged for Junior Subordinated Debentures, acting as a single class; provided, however, that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of all series of Preferred Securities affected thereby. The General Partner shall not revoke any action previously authorized or approved by a vote of any series of Preferred Securities. The General Partner shall notify all holders of the Series A Preferred Securities of any notice of default received from the Trustee with respect to the Series A Junior Subordinated Debentures.

     Any required approval of holders of Series A Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the partners in Georgia Power Capital or pursuant to written consent. Georgia Power Capital will cause a notice of any meeting at which holders of Series A Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Series A Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents.

     No vote or consent of the holders of Series A Preferred Securities will be required for Georgia Power Capital to redeem and cancel Series A Preferred Securities in accordance with the Limited Partnership Agreement.

     Notwithstanding that holders of Series A Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Preferred Securities and any other series of Preferred Securities that are entitled to vote or consent with such Series A Preferred Securities as a single class at such time that are owned by Georgia Power or by any entity more than 50% of which is owned by Georgia Power, either directly or indirectly, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     Holders of the Series A Preferred Securities will have no rights to remove or replace the General Partner.

BOOK-ENTRY-ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     DTC will act as securities depository for the Series A Preferred Securities. The Series A Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully registered global Series A Preferred Security certificates will be issued, representing in the aggregate the total number of Series A Preferred Securities, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Series A Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Series A Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series A Preferred Securities. Transfers of ownership interests in the Series A Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series A Preferred Securities, except in the event that use of the book-entry system for the Series A Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Series A Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Series A Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

     Although voting with respect to the Series A Preferred Securities is limited, in those instances in which a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to Series A

Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to Georgia Power Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series A Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Dividend payments on the Series A Preferred Securities will be made by Georgia Power Capital to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of DTC, Georgia Power Capital or Georgia Power, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of Georgia Power Capital, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Series A Preferred Securities at any time by giving reasonable notice to Georgia Power Capital. Under such circumstances, in the event that a successor securities depository is not obtained, Series A Preferred Security certificates are required to be printed and delivered. Additionally, Georgia Power Capital (with the consent of Georgia Power) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Series A Preferred Securities will be printed and delivered. In each of the above circumstances, the General Partner will appoint a paying agent with respect to the Series A Preferred Securities.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Georgia Power Capital and Georgia Power believe to be reliable, but Georgia Power Capital and Georgia Power take no responsibility for the accuracy thereof.

REGISTRAR AND TRANSFER AGENT

     In the event the book-entry system for the Series A Preferred Securities is discontinued, it is anticipated that Southern Company Services, Inc., or one of its affiliates, will act as registrar and transfer agent for the Series A Preferred Securities.

     Registration of transfers of Series A Preferred Securities will be effected without charge by or on behalf of Georgia Power Capital, but upon payment (with the giving of such indemnity as Georgia Power Capital or Georgia Power may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

     Georgia Power Capital will not be required to register or cause to be registered the transfer of Series A Preferred Securities after such Series A Preferred Securities have been called for redemption.

SINKING FUND; OTHER RIGHTS

     The holders of the Series A Preferred Securities will not be entitled to the benefit of any sinking or purchase fund and will not have any pre-emptive or conversion rights.

MISCELLANEOUS

     Application has been made to list the Series A Preferred Securities on the New York Stock Exchange. See "Underwriting".

     The General Partner is authorized and directed to conduct its affairs and to operate Georgia Power Capital in such a way that Georgia Power Capital will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for federal income tax purposes and so that the Series A Junior Subordinated Debentures will be treated as indebtedness of Georgia

Power for federal income tax purposes. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership of Georgia Power Capital or the Limited Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect the interests of the holders of the Series A Preferred Securities.

           DESCRIPTION OF THE SERIES A JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of specific terms of the Series A Junior Subordinated Debentures evidencing the loan by Georgia Power Capital to Georgia Power of (i) the proceeds of the issuance and sale of the Series A Preferred Securities and (ii) the General Partner's capital contribution with respect to the Series A Preferred Securities (the "General Partnership Payment"), which will be an amount equal to at least 3% of the total capital contributions to Georgia Power Capital. This description supplements the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debentures". The following description does not purport to be complete and is qualified in its entirety by reference to the description in the
accompanying Prospectus and the Indenture, dated as of           , 1994, between
Georgia Power and Trust Company Bank, as Trustee (the "Indenture") which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part.

     Under certain circumstances involving the dissolution of Georgia Power Capital following the occurrence of a Special Event, Series A Junior Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of Georgia Power Capital. See "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution".

GENERAL

     The Series A Junior Subordinated Debentures will be issued as a series of Junior Subordinated Debentures under the Indenture. The Series A Junior Subordinated Debentures will be limited in aggregate principal amount to
approximately $       million, such amount being the sum of the aggregate stated
liquidation preference of the Series A Preferred Securities and the General Partnership Payment.

     The entire principal amount of the Series A Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as hereinafter defined), if any, on
          , 2024.

     The Series A Junior Subordinated Debentures, if distributed to holders of Series A Preferred Securities in dissolution, will initially be so issued as a Global Security (as defined below). As described herein, under certain limited circumstances Series A Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Series A Junior Subordinated Debentures are issued in certificated form, such Series A Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Series A Junior Subordinated Debentures issued as a Global Security will be made to DTC, as the depository for the Series A Junior Subordinated Debentures. In the event Series A Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series A Junior Subordinated Debentures will be registrable, and Series A Junior Subordinated Debentures will be exchangeable for Series A Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Trustee in Atlanta, Georgia; provided that payment of interest may be made at the option of Georgia Power by check mailed to the address of the persons entitled thereto.

     If the Series A Junior Subordinated Debentures are distributed to the holders of Series A Preferred Securities upon the dissolution of Georgia Power Capital, Georgia Power will use its best efforts to list the

Series A Junior Subordinated Debentures on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed.

MANDATORY PREPAYMENT

     If Georgia Power Capital redeems Series A Preferred Securities in accordance with the terms thereof, the Series A Junior Subordinated Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any accrued and unpaid interest thereon, including Additional Interest, if any. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such redemption or at such other time on such earlier date as the parties thereto shall agree. The Series A Junior Subordinated Debentures are not entitled to the benefit of any sinking fund or, except as set forth above, any other provision for mandatory prepayment.

OPTIONAL REDEMPTION

     Georgia Power shall have the right to redeem the Series A Junior Subordinated Debentures, in whole or in part, from time to time, on or after
          , 1999, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. If Georgia Power or Georgia Power Capital purchases Series A Preferred Securities by tender, in the open market or by private agreement, Georgia Power shall have the right to redeem Series A Junior Subordinated Debentures, in a principal amount not to exceed the aggregate stated liquidation preference of the Series A Preferred Securities so purchased, together with any accrued and unpaid interest thereon, including Additional Interest, if any, to the redemption date.

INTEREST

     Each Series A Junior Subordinated Debenture will bear interest at the rate
of    % per annum from the original date of issuance, payable monthly in arrears on the last day of each calendar month of each year (each, an "Interest Payment
Date"), commencing                , 1994, to the person in whose name such
Series A Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Series A Junior Subordinated Debentures shall not continue to remain in book-entry-only form, Georgia Power shall have the right to select record dates that shall be more than one Business Day prior to the Interest Payment Date.

     The amount of interest payable for any period will be computed for any full monthly interest period on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full monthly interest period for which interest is computed, interest will be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on the Series A Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as Georgia Power is not in default in the payment of interest on any series of Junior Subordinated Debentures issued under the Indenture, Georgia Power shall have the right at any time during the term of the Series A Junior Subordinated Debentures to extend the interest payment period from time to time to a period not exceeding 60 consecutive months (the "Extension Period"), at the end of which Extension Period Georgia Power shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Junior Subordinated Debentures to the extent permitted by applicable law); provided that, during any such Extension Period, Georgia Power shall not declare or pay any dividend on, or purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect thereto; and provided further that any such extended interest payment period may only be selected with respect to the Series A Junior Subordinated Debentures if an extended interest payment period of identical duration is simultaneously selected for all Junior Subordinated Debentures then outstanding under the Indenture. Prior to the termination of any such Extension Period, Georgia Power may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, Georgia Power may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The failure by Georgia Power to make interest payments during an Extension Period would not constitute a default or an event of default under Georgia Power's currently outstanding indebtedness. If Georgia Power Capital shall be the sole holder of the Series A Junior Subordinated Debentures, Georgia Power shall give Georgia Power Capital notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the next succeeding date the dividends on the Series A Preferred Securities are payable or (ii) the date Georgia Power Capital is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities of the record date or the date such dividend is payable, but in any event not less than one Business Day prior to such record date. Georgia Power shall cause Georgia Power Capital to give notice of Georgia Power's selection of such Extension Period to the holders of the Series A Preferred Securities. If Georgia Power Capital shall not be the sole holder of the Series A Junior Subordinated Debentures, Georgia Power shall give the holders of the Series A Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date Georgia Power is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Junior Subordinated Debentures of the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date. Georgia Power and Georgia Power Capital currently believe that the extension of an interest payment period is unlikely.

ADDITIONAL INTEREST

     If at any time Georgia Power Capital shall be required to pay any interest on dividends in arrears in respect of the Series A Preferred Securities pursuant to the terms thereof, then Georgia Power will pay as interest to Georgia Power Capital as the holder of the Series A Junior Subordinated Debentures ("Additional Interest") an amount equal to such interest on dividends in arrears.

SET-OFF

     Notwithstanding anything to the contrary in the Indenture, Georgia Power shall have the right to set-off any payment it is otherwise required to make thereunder with and to the extent Georgia Power has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

EVENTS OF DEFAULT

     In the case that any Event of Default (as defined in the Indenture and as described in the accompanying Prospectus) shall occur and be continuing, Georgia Power Capital will have the right to declare the principal of and the interest on the Series A Junior Subordinated Debentures (including any Additional Interest) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Series A Junior Subordinated Debentures. See "Enforcement of Certain Rights by Special Representative" below for a discussion of certain rights available to holders of the Series A Preferred Securities upon the occurrence of an Event of Default.

ENFORCEMENT OF CERTAIN RIGHTS BY SPECIAL REPRESENTATIVE

     If (i) arrearages on dividends on the Series A Preferred Securities shall exist for 18 consecutive monthly dividend periods; (ii) an Event of Default occurs and is continuing on the Series A Junior Subordinated Debentures; or
(iii) Georgia Power is in default on any of its payment or other obligations under the Guarantee, under the terms of the Series A Preferred Securities, the holders of outstanding Series A Preferred Securities will have the rights referred to under "Description of the Series A Preferred Securities -- Voting Rights", including the right to appoint a Special Representative, which Special Representative shall be authorized to exercise Georgia Power Capital's right to accelerate the principal amount of the Series A Junior Subordinated Debentures upon an Event of Default and to enforce Georgia Power Capital's other creditor rights under the Series A Junior Subordinated Debentures. Notwithstanding the appointment of any such Special Representative, Georgia Power shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months, and any such extension would not constitute a default under the Indenture or enable a holder of Series A Preferred Securities to require the payment of a dividend that has not theretofore been declared.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Series A Preferred Securities in connection with the dissolution of Georgia Power Capital as a result of the occurrence of a Special Event, the Series A Junior Subordinated Debentures will be issued in the form of one or more global certificates (each, a "Global Security") registered in the name of the nominee of DTC. Except under the limited circumstances described below, Series A Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series A Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depository or its nominee.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Series A Junior Subordinated Debentures in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Series A Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.


  THE DEPOSITORY


     DTC will act as security depository for the Series A Junior Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Series A Preferred
Securities -- Book-Entry-Only Issuance -- The Depository Trust Company". As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Series A Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC.

     Neither Georgia Power, the Trustee, any paying agent nor any other agent of Georgia Power or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Series A Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  DISCONTINUANCE OF THE DEPOSITORY'S SERVICES


     A Global Security shall be exchangeable for Series A Junior Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies Georgia Power that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, or if any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository, (ii) Georgia Power in its sole discretion determines that such Global Security shall be so exchangeable or (iii) there shall have occurred an Event of Default with respect to such Series A Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Junior Subordinated Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

     For restrictions on certain actions of the General Partner with respect to Series A Junior Subordinated Debentures held by Georgia Power Capital, see "Description of the Series A Preferred Securities -- Voting Rights".

          RELATIONSHIP BETWEEN THE SERIES A PREFERRED SECURITIES, THE
           SERIES A JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

     As long as payments of interest and other payments are made when due on the Series A Junior Subordinated Debentures, such payments will be sufficient to cover dividends and other payments due on the Series A Preferred Securities primarily because (i) the aggregate principal amount of Series A Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation preference of the Series A Preferred Securities and the General Partnership Payment; (ii) the interest rate and interest and other payment dates on the Series A Junior Subordinated Debentures will match the dividend rate and dividend and other payment dates for the Series A Preferred Securities; (iii) the Limited Partnership Agreement provides that Georgia Power, as General Partner, shall pay for all, and Georgia Power Capital shall not be obligated to pay, directly or indirectly, for any, costs and expenses of Georgia Power Capital, including any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which Georgia Power Capital may become subject, except for United States withholding taxes; and (iv) the Limited Partnership Agreement further provides that the General Partner shall not cause or permit Georgia Power Capital, among other things, to engage in any activity that is not consistent with the limited purposes of Georgia Power Capital.

     Payments of dividends and other payments due on the Series A Preferred Securities are guaranteed by Georgia Power as and to the extent set forth under "Description of the Guarantee" in the accompanying Prospectus. If Georgia Power does not make interest payments on the Series A Junior Subordinated Debentures, Georgia Power Capital will not have funds to pay dividends on the Series A Preferred Securities. The Guarantee is a full and unconditional guarantee from the time of issuance of the Series A Preferred Securities, but does not apply to any payment of dividends except to the extent Georgia Power Capital shall have sufficient cash on hand to permit such payment and funds legally available therefor.

     If Georgia Power fails to make interest or other payments on the Series A Junior Subordinated Debentures when due, the Limited Partnership Agreement provides a mechanism whereby the holders of the Series A Preferred Securities may appoint a Special Representative to enforce the rights of Georgia Power Capital under the Series A Junior Subordinated Debentures. The Limited Partnership Agreement also provides, and Georgia Power, under the Guarantee, acknowledges, that a Special Representative may be appointed to enforce the Guarantee if Georgia Power is in default on any of its payment obligations under the Guarantee. In addition, if the General Partner or the Special Representative fails to enforce the Guarantee, a holder of a Series A Preferred Security may institute a legal proceeding directly against Georgia Power to enforce its rights under the Guarantee without first instituting a legal proceeding against Georgia Power Capital or any other person or entity.


     Georgia Power and Georgia Power Capital believe that the above mechanisms and obligations, taken together, constitute a full and unconditional guarantee by Georgia Power of payments due on the Series A Preferred Securities.


     If a Special Event shall occur and be continuing, the General Partner may elect to dissolve Georgia Power Capital, and to cause Series A Junior Subordinated Debentures to be distributed in exchange for the outstanding Series A Preferred Securities. The Series A Preferred Securities represent limited partner interests in Georgia Power Capital, a limited partnership which exists for the sole purpose of issuing its partnership interests and lending the proceeds thereof to Georgia Power, while the Series A Junior Subordinated Debentures represent indebtedness of Georgia Power, an electric public utility company (see "Georgia Power Company").

     Upon any voluntary or involuntary dissolution, winding up or termination of Georgia Power Capital, the holders of Series A Preferred Securities will be entitled to receive, out of assets legally available for distribution to partners, the Liquidation Distribution in cash or Series A Junior Subordinated Debentures and will be entitled to the benefits of the Guarantee with respect to any such distribution. See "Description of the Series A Preferred
Securities -- Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of Georgia Power, the holders of Series A Junior Subordinated Debentures would be subordinated creditors of Georgia Power, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any holders of common stock or preferred stock of Georgia Power receive payments or distributions.

     A default or event of default under any Senior Indebtedness would not constitute a default or event of default under the Series A Junior Subordinated Debentures. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Series A Junior Subordinated Debentures provide that no payments may be made in respect of the Series A Junior Subordinated Debentures. Failure to make required payments on the Series A Junior Subordinated Debentures would constitute an event of default under the Indenture.

                             UNITED STATES TAXATION

GENERAL

     This section is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Series A Preferred Securities and represents the opinion of Troutman Sanders, Atlanta, Georgia, counsel to Georgia Power and Georgia Power Capital, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below.

     No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Series A Preferred Securities. Moreover, the discussion generally focuses on holders of Series A Preferred Securities who are individual citizens or residents of the United States and who hold the Series A Preferred Securities as capital assets. This discussion has only limited application to corporations, estates, trusts or non-resident aliens. Accordingly, each prospective purchaser of Series A Preferred Securities should consult, and should depend on, the purchaser's own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Series A Preferred Securities.

INCOME FROM SERIES A PREFERRED SECURITIES

     In the opinion of Troutman Sanders, Georgia Power Capital will be treated as a partnership for federal income tax purposes. Accordingly, each holder of Series A Preferred Securities (a "Preferred Securityholder") will be required to include in gross income the Preferred Securityholder's distributive share of the net income of Georgia Power Capital. The resulting increase in each Preferred Securityholder's gross income will increase his or her tax basis in the Series A Preferred Securities, and the amount of cash dividends distributed to the Preferred Securityholder will be a nontaxable reduction in his or her tax basis in the Series A Preferred Securities. Such income will not exceed the dividends received on such Series A Preferred Securities, except in limited circumstances as described below under "Potential Extension of Interest Payment Period". No portion of such income will be eligible for the dividends received deduction.

DISPOSITION OF SERIES A PREFERRED SECURITIES

     Gain or loss will be recognized on a sale of Series A Preferred Securities, including a redemption for cash, equal to the difference between the amount realized and the Preferred Securityholder's tax basis for the Series A Preferred Securities sold. Depending upon the particular circumstances of the Preferred Securityholder, gain or loss recognized by a Preferred Securityholder on the sale or exchange of a Series A Preferred Security held for more than one year generally will be taxable as long-term capital gain or loss.

RECEIPT OF SERIES A JUNIOR SUBORDINATED DEBENTURES UPON LIQUIDATION OF GEORGIA POWER CAPITAL

     Under certain circumstances, as described under the caption "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution", Series A Junior Subordinated Debentures may be distributed to the Preferred Securityholders in liquidation of Georgia Power Capital. Under current United States federal income tax law, such a distribution would be treated as a non-taxable exchange to each Preferred Securityholder and would result in the Preferred Securityholder receiving an aggregate tax basis in the Series A Junior Subordinated Debentures equal to such Preferred Securityholder's aggregate tax basis in its Series A Preferred Securities. A Preferred Securityholder's holding period in the Series A Junior Subordinated Debentures so received in liquidation of Georgia Power Capital would include the period for which the Series A Preferred Securities were held by such Preferred Securityholder. Such circumstances might alter the tax treatment of such Debentures in the hands of the Preferred Securityholder as compared with the consequences of holding Series A Preferred Securities. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Special Event, a dissolution of Georgia Power Capital could be a taxable event to Preferred Securityholders.

GEORGIA POWER CAPITAL INFORMATION RETURNS AND AUDIT PROCEDURES

     Georgia Power, as the General Partner in Georgia Power Capital, will furnish each Preferred Securityholder with a Schedule K-1 each year setting forth such Preferred Securityholder's allocable share of income for the prior calendar year. Georgia Power is required to furnish such Schedule K-1 as soon as practicable following the end of the year, but in any event prior to March 31 of the following year.

     Any person who holds Series A Preferred Securities as a nominee for another person is required to furnish to Georgia Power Capital (a) the name, address and taxpayer identification number of each of the beneficial owner and the nominee;
(b) information as to whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or
(iii) a tax-exempt entity; (c) the amount and description of Series A Preferred Securities held, acquired or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and certain information on Series A Preferred Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to Georgia Power Capital. The nominee is required to supply the beneficial owners of the Series A Preferred Securities with the information furnished to Georgia Power Capital.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD

     Under the Indenture, Georgia Power has the right to extend from time to time the interest payment period on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months. In the event that the interest payment period is extended, Georgia Power Capital will continue to accrue income equal to the amount of the interest payment due at the end of the Extension Period, on a constant yield-to-maturity basis over the length of the Extension Period.

     Accrued income will be allocated, but not distributed, to holders of record on the Business Day preceding the last day of each calendar month. As a result, holders of record during an Extension Period will include interest in their gross income in advance of the receipt of cash, and any such holders who dispose of Series A Preferred Securities prior to the record date for the payment of dividends following such Extension Period will include interest in their gross income but will not receive any cash related thereto from Georgia Power Capital. The tax basis of a Series A Preferred Security will be increased by the amount of any interest that is included in income without a receipt of cash, and will be decreased again when and if such cash is subsequently received from Georgia Power Capital.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any holder who or which is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of a Series A Preferred Security.

     Under current United States federal income tax law, subject to the discussion below with respect to backup withholding:

          (i) payments by Georgia Power Capital or any of its paying agents to any holder of a Series A Preferred Security who or which is a United States Alien Holder should not be subject to United States federal withholding tax provided that (a) the beneficial owner of the Series A Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of capital stock of Georgia Power entitled to vote, (b) the beneficial owner of the Series A Preferred Security is not a controlled foreign corporation that is related to Georgia Power through stock ownership and (c) either (x) the beneficial owner of the Series A Preferred Security certifies to Georgia Power Capital or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (y) the holder of the Series A Preferred Security is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and such holder certifies to Georgia Power Capital or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes Georgia Power Capital or its agent with a copy thereof; and

          (ii) a United States Alien Holder of a Series A Preferred Security generally will not be subject to United States federal withholding tax on any gain realized on the sale or exchange of a Series A Preferred Security unless such holder is present in the United States for 183 days or more in the taxable year of sale and either has a "tax home" in the United States or certain other requirements are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, information reporting requirements will apply to payments to noncorporate United States holders of the proceeds of the sale of Series A Preferred Securities within the United States and "backup withholding" at a rate of 31% will apply to such payments if the United States holder falls to provide an accurate taxpayer identification number.

     Payments of the proceeds from the sale by a United States Alien Holder of Series A Preferred Securities made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of Series A Preferred Securities to or through the United States office of a broker are subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                                  UNDERWRITING


     Subject to the terms and conditions of the Underwriting Agreement, Georgia Power Capital has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Goldman, Sachs & Co., Lehman Brothers Inc., PaineWebber Incorporated, Prudential Securities Incorporated and Smith Barney Inc. are acting as Representatives, has severally agreed to purchase from Georgia Power Capital, the respective number of Series A Preferred Securities set forth opposite its name below:



                                                                         NUMBER OF SERIES A
                               UNDERWRITER                              PREFERRED SECURITIES
    ------------------------------------------------------------------  --------------------
    Goldman, Sachs & Co...............................................
    Lehman Brothers Inc...............................................
    PaineWebber Incorporated..........................................
    Prudential Securities Incorporated................................
    Smith Barney Inc. ................................................
                                                                           -----------
              Total...................................................
                                                                        ================


     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of such Series A Preferred Securities offered hereby, if any are taken.

     The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities
dealers at such price less a concession of $          per Series A Preferred
Security. The Underwriters may allow, and such dealers may reallow, a concession
not in excess of $          per Series A Preferred Security to certain brokers
and dealers. After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

     In view of the fact that the proceeds of the sale of the Series A Preferred Securities ultimately will be loaned to Georgia Power, the Underwriting Agreement provides that Georgia Power will pay as compensation ("Underwriters' Compensation"), for the Underwriters' services, an amount in next day funds of
$          per Series A Preferred Security ($          per Series A Preferred
Security sold to certain institutions) for the accounts of the several Underwriters.

     Georgia Power and Georgia Power Capital have agreed during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the date after the closing date on which the distribution of the Series A Preferred Securities ceases, as determined by Goldman, Sachs & Co., or (ii) 30 days after the closing date, not to offer, sell, contract to sell or otherwise dispose of any Series A Preferred Securities, any limited partnership interests of Georgia Power Capital, or any preferred stock or any other securities of Georgia Power Capital or Georgia Power which are substantially similar to the Series A Preferred Securities including the Guarantee, or any securities convertible into or exchangeable for Series A Preferred Securities, limited partnership interests, preferred stock or such substantially similar securities of either Georgia Power Capital or Georgia Power, without the prior written consent of Goldman, Sachs & Co.

     Application has been made to list the Series A Preferred Securities on the New York Stock Exchange. Prior to this offering, there has been no public market for the Series A Preferred Securities. In order to meet one of the requirements for listing the Series A Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders. Trading of the Series A Preferred Securities on the New York Stock Exchange is expected to commence within a seven-day period after the initial delivery of the Series A Preferred Securities. The Representatives have advised Georgia Power that they intend to make a market in the Series A Preferred Securities prior to the commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice.

     No member of the National Association of Securities Dealers, Inc. is permitted to confirm sales of the Series A Preferred Securities in any discretionary account without prior written approval of the transactions by the customer.

     Georgia Power Capital and Georgia Power have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Certain of the Underwriters engage in transactions with, and from time to time have performed services for, Georgia Power and its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Series A Preferred Securities, the validity of the Limited Partnership Agreement and the formation of Georgia Power Capital are being passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to Georgia Power and Georgia Power Capital. The validity of the Indenture, the Guarantee and the Series A Junior Subordinated Debentures will be passed upon on behalf of Georgia Power Capital and Georgia Power by Troutman Sanders, Atlanta, Georgia, counsel to Georgia Power and Georgia Power Capital, and on behalf of the Underwriters by Reid & Priest, New York, New York, counsel to the Underwriters.

             ------------------------------------------------------
             ------------------------------------------------------
  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.
                               ------------------
                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


                                        PAGE
                                        -----
Georgia Power Capital.................    S-3
Georgia Power Company.................    S-3
Investment Considerations.............    S-4
Use of Proceeds.......................    S-5
Description of the Series A Preferred
  Securities..........................    S-5
Description of the Series A Junior
  Subordinated Debentures.............   S-15
Relationship Between the Series A
  Preferred Securities, the Series A
  Junior Subordinated Debentures and
  the Guarantee.......................   S-19
United States Taxation................   S-20
Underwriting..........................   S-23
Legal Matters.........................   S-24

                 PROSPECTUS
Available Information.................      2
Incorporation of Certain Documents by
  Reference...........................      3
Georgia Power Capital.................      3
Georgia Power Company.................      3
Selected Information..................      5
Use of Proceeds.......................      6
Recent Results of Operations; Recent
  Developments........................      6
Description of the Preferred
  Securities..........................      7
Description of the Guarantee..........      8
Description of the Junior Subordinated
  Debentures..........................     10
Plan of Distribution..................     15
Experts...............................     15
Legal Opinions........................     16


             ------------------------------------------------------
             ------------------------------------------------------

             ------------------------------------------------------
             ------------------------------------------------------
                              PREFERRED SECURITIES

                                 GEORGIA POWER

                                    CAPITAL

                                   % CUMULATIVE

                            MONTHLY INCOME PREFERRED

                              SECURITIES, SERIES A

                     GUARANTEED TO THE EXTENT GEORGIA POWER
                    CAPITAL HAS FUNDS AS SET FORTH HEREIN BY

                                 GEORGIA POWER
                                    COMPANY
                               ------------------

                             PROSPECTUS SUPPLEMENT

                               ------------------
                              GOLDMAN, SACHS & CO.


                                LEHMAN BROTHERS



                            PAINEWEBBER INCORPORATED



                       PRUDENTIAL SECURITIES INCORPORATED



                               SMITH BARNEY INC.


                      REPRESENTATIVES OF THE UNDERWRITERS
             ------------------------------------------------------
             ------------------------------------------------------

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  registration statement becomes effective. This prospectus supplement   *
*  shall not constitute an offer to sell or the solicitation of an offer  *
*  to buy nor shall there be any sale of these securities in any State    *
*  in which such offer, solicitation or sale would be unlawful prior to   *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************



                 SUBJECT TO COMPLETION, DATED DECEMBER 8, 1994


        PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                , 1994

                         [       ] PREFERRED SECURITIES

                             GEORGIA POWER CAPITAL


CUMULATIVE ADJUSTABLE RATE MONTHLY INCOME PREFERRED SECURITIES ("MIPS"*),
                                   SERIES A


              (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)
GUARANTEED TO THE EXTENT GEORGIA POWER CAPITAL HAS FUNDS AS SET FORTH HEREIN BY

                             GEORGIA POWER COMPANY
                             ---------------------

    The Cumulative Adjustable Rate Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities"), representing the limited partner interests offered hereby, are being issued by Georgia Power Capital, L.P., a limited partnership formed under the laws of the State of Delaware ("Georgia Power Capital"). Georgia Power Company, a Georgia corporation ("Georgia Power"), is the sole general partner (the "General Partner") in Georgia Power Capital. Georgia Power Capital exists for the sole purpose of issuing its partnership interests and lending the proceeds thereof to Georgia Power. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to cash distributions and amounts payable on liquidation over the General Partner's interest in Georgia Power Capital.
                                                        (Continued on next page)
                             ---------------------

    SEE "INVESTMENT CONSIDERATIONS" FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE SERIES A PREFERRED SECURITIES AND SERIES A JUNIOR SUBORDINATED DEBENTURES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.
                             ---------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
                  RELATES. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.
                             ---------------------

                                                                                             PROCEEDS TO
                                                         INITIAL PUBLIC     UNDERWRITING    GEORGIA POWER
                                                         OFFERING PRICE    COMMISSION(1)    CAPITAL(2)(3)
                                                         ---------------   --------------   --------------
Per Series A Preferred Security........................         $             (2)                 $
Total..................................................         $             (2)                 $

- ---------------

(1)  Georgia Power Capital and Georgia Power have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See
     "Underwriting".
(2)  In view of the fact that the proceeds of the sale of the Series A Preferred Securities ultimately will be loaned to Georgia Power, the Underwriting Agreement provides that Georgia Power will pay
     to the Underwriters, as compensation ("Underwriters' Compensation") for their services, $    per
     Series A Preferred Security; provided, that such compensation will be $    per Series A Preferred
     Security sold to certain institutions. Accordingly, the maximum aggregate amount of Underwriters'
     Compensation will be $      , but the actual amount of Underwriters' Compensation will be less than such amount to the extent that Series A Preferred Securities are sold to such institutions.
     See "Underwriting".
(3)  Expenses of the offering, which are payable by Georgia Power, are estimated to be $         .

                             ---------------------

    The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Series A Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company on or
about           , 1994.
- ---------------

* An application has been filed by Goldman, Sachs & Co. with the United States Patent and Trademark Office for the registration of the MIPS servicemark.
                             ---------------------


GOLDMAN, SACHS & CO.


                 LEHMAN BROTHERS



                                  PAINEWEBBER INCORPORATED



                                                PRUDENTIAL SECURITIES
                                                INCORPORATED



                                                           SMITH BARNEY INC.


                             ---------------------

        The date of this Prospectus Supplement is                , 1994.

(Continued from front cover)

    Cash distributions on the Series A Preferred Securities will be cumulative from the date of original issuance and will be payable monthly in arrears on the
last day of each calendar month of each year, commencing                , 1994
("dividends"). The dividend rate will be adjusted quarterly. The rate for the
initial period from the date of initial issuance to                , 1994 will
be   % per annum, which is equivalent to $         per Series A Preferred
Security per annum. Thereafter, dividends on the Series A Preferred Securities will be payable at the "Applicable Rate" from time to time in effect. The
Applicable Rate for any quarter will be equal to   % of the highest of the
"Treasury Bill Rate", the "Ten Year Constant Maturity Rate" and the "Thirty Year Constant Maturity Rate" (each as defined herein) determined in advance of such
quarter, but not less than   % per annum nor greater than   % per annum. See
"Description of the Series A Preferred Securities -- Dividends".


    The payment of dividends, to the extent Georgia Power Capital shall have sufficient cash on hand to permit such payment and funds legally available therefor, and payments on liquidation of Georgia Power Capital and the redemption of Series A Preferred Securities, as set forth below, are guaranteed by Georgia Power to the extent described herein and in the accompanying Prospectus (the "Guarantee"). See "Description of the Guarantee" in the accompanying Prospectus. The proceeds of the offering of the Series A Preferred Securities will be loaned by Georgia Power Capital to Georgia Power, such loan to be evidenced by Georgia Power's Adjustable Rate Junior Subordinated Deferrable Interest Debentures, Series A, Due 2024 (the "Series A Junior Subordinated Debentures"). Georgia Power has the right from time to time to defer the payment of interest on the Series A Junior Subordinated Debentures for one or more Extension Periods (as hereinafter defined) at the end of each of which all accrued and unpaid interest is required to be paid in full. If Georgia Power does not make interest payments on the Series A Junior Subordinated Debentures, Georgia Power Capital will not have funds to pay dividends on the Series A Preferred Securities. In such event, the remedy of a holder of Series A Preferred Securities is to enforce the rights of Georgia Power Capital under the Series A Junior Subordinated Debentures. See "Description of the Series A Junior Subordinated Debentures" herein and "Description of the Junior Subordinated Debentures" in the accompanying Prospectus. The Guarantee is a full and unconditional guarantee from the time of issuance of the Series A Preferred Securities, but does not apply to any payment of dividends except to the extent Georgia Power Capital shall have sufficient cash on hand to permit such payment and funds legally available therefor.


    The Series A Preferred Securities are redeemable at the option of Georgia Power Capital, in whole or in part, from time to time, on or after
               , 1999, at $25 per Series A Preferred Security plus accrued and unpaid dividends thereon to the date fixed for redemption, payable in cash (the "Redemption Price"). See "Description of the Series A Preferred
Securities -- Optional Redemption". The Series A Preferred Securities have no maturity date, although they are mandatorily redeemable upon the maturity or earlier redemption or repurchase of the Series A Junior Subordinated Debentures. See "Description of the Series A Preferred Securities -- Mandatory Redemption".

    In addition, upon the occurrence of certain special events arising from a change in law or a change in legal interpretation or other specified circumstances, the Series A Preferred Securities are redeemable in whole at the Redemption Price at the option of Georgia Power, in its capacity as the General Partner, or the General Partner may dissolve Georgia Power Capital and cause to be distributed to the holders of the Series A Preferred Securities, on a pro rata basis, Series A Junior Subordinated Debentures in lieu of any cash distribution. If the Series A Junior Subordinated Debentures are distributed to the holders of the Series A Preferred Securities, Georgia Power will use its best efforts to have the Series A Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed. The obligations of Georgia Power under the Series A Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined in the accompanying Prospectus) of Georgia Power. At September 30, 1994, Senior Indebtedness of Georgia Power aggregated approximately $4.3 billion. See "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Series A Junior Subordinated Debentures".

    In the event of the dissolution of Georgia Power Capital, the holders of the Series A Preferred Securities will be entitled to receive for each Series A Preferred Security a liquidation preference of $25 plus accrued and unpaid dividends thereon to the date of payment, subject to certain limitations, unless, in connection with such dissolution, Series A Junior Subordinated Debentures are distributed to the holders of the Series A Preferred Securities. See "Description of the Series A Preferred Securities -- Liquidation Distribution Upon Dissolution".

    Application has been made to list the Series A Preferred Securities on the New York Stock Exchange. See "Underwriting".

    Prospective purchasers are urged to read the accompanying Prospectus for certain additional material information regarding the Series A Preferred Securities, the Series A Junior Subordinated Debentures and the Guarantee.
                            ------------------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             GEORGIA POWER CAPITAL

     Georgia Power Capital is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") on November 10, 1994. The initial partners in Georgia Power Capital are Georgia Power, as general partner, and Georgia Power LP Holdings Corp., a Georgia corporation and a wholly-owned subsidiary of Georgia Power ("Georgia Power Holdings"), as limited partner. Upon the issuance of the Series A Preferred Securities, which securities represent limited partner interests in Georgia Power Capital, Georgia Power Holdings will remain as a limited partner, but will have no interest in the profits and dividends or in the assets of Georgia Power Capital. The General Partner will agree to contribute capital to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to Georgia Power Capital. Georgia Power and Georgia Power Holdings entered into an agreement of limited partnership dated as of November 9, 1994. Such agreement of limited partnership will be amended and restated in its entirety (as so amended and restated, the "Limited Partnership Agreement"), substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

     Georgia Power Capital is managed by the General Partner and exists for the sole purpose of issuing its partnership interests and lending the proceeds thereof to Georgia Power, such loans to be evidenced by junior subordinated debentures of Georgia Power ("Junior Subordinated Debentures"). The rights of the holders of the Series A Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement (including the action of the General Partner specifying the terms of the Series A Preferred Securities (the "Action") taken in accordance with the Limited Partnership Agreement) and the Partnership Act. See "Description of the Series A Preferred Securities".

     The business address of Georgia Power Capital is c/o Georgia Power Company, 333 Piedmont Avenue, N.E., Atlanta, Georgia 30308, telephone: (404) 526-6526.

                             GEORGIA POWER COMPANY

     Georgia Power is a wholly-owned subsidiary of The Southern Company, a holding company registered under the Public Utility Holding Company Act of 1935, as amended. Georgia Power was incorporated under the laws of the State of Georgia on June 26, 1930. It is engaged in the generation and purchase of electric energy and the transmission, distribution and sale of such energy within the State of Georgia at retail in over 600 communities (including Athens, Atlanta, Augusta, Columbus, Macon, Rome and Valdosta), as well as in rural areas, and at wholesale currently to 39 electric cooperative associations through Oglethorpe Power Corporation, a corporate cooperative of electric membership corporations in Georgia, and to 50 municipalities, 47 of which are served through the Municipal Electric Authority of Georgia, a public corporation and an instrumentality of the State of Georgia. Georgia Power and one of its affiliates, Alabama Power Company, each owns 50% of the common stock of Southern Electric Generating Company ("SEGCO"). SEGCO owns electric generating units near Wilsonville, Alabama. The principal executive offices of Georgia Power are located at 333 Piedmont Avenue, N.E., Atlanta, Georgia 30308, and the telephone number is (404) 526-6526.

                           INVESTMENT CONSIDERATIONS

     Prospective purchasers of Series A Preferred Securities should review carefully the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should consider particularly the following matters:

SUBORDINATION OF GUARANTEE AND SERIES A JUNIOR SUBORDINATED DEBENTURES; DEPENDENCE ON GEORGIA POWER

     Georgia Power's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of Georgia Power except those made pari passu (that is, equal in priority) by their terms. The obligations of Georgia Power under the Series A Junior Subordinated Debentures described under "Description of the Series A Junior Subordinated Debentures" are subordinate and junior in right of payment to Senior Indebtedness of Georgia Power. At September 30, 1994, Senior Indebtedness of Georgia Power aggregated approximately $4.3 billion. There are no terms in the Series A Preferred Securities, the Series A Junior Subordinated Debentures or the Guarantee that limit Georgia Power's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A Junior Subordinated Debentures and the Guarantee. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Junior Subordinated Debentures -- Subordination" in the accompanying Prospectus.

     Georgia Power Capital's ability to pay dividends on the Series A Preferred Securities is solely dependent upon Georgia Power making interest payments on the Series A Junior Subordinated Debentures as and when required. In the event that Georgia Power were for any reason to be unable to make payments on the Series A Junior Subordinated Debentures as and when required, there is a substantial likelihood that Georgia Power, in its capacity as Guarantor, would be unable to make payments on the Guarantee as and when required. Georgia Power's obligations under the Guarantee are unsecured and, on a liquidation or winding up of Georgia Power, its obligations under the Guarantee will rank junior to all of its other liabilities except those made pari passu by their terms.


OPTION TO EXTEND INTEREST PAYMENT PERIOD; RESULTING DEFERRAL OF DIVIDENDS AND TAX IMPACT THEREOF



     Georgia Power has the right under the Indenture (as defined herein) to extend the interest payment period from time to time on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months (an "Extension Period"), and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest thereon) by Georgia Power Capital during any such Extension Period in the event that Georgia Power exercises this right. Georgia Power may not during such Extension Period declare or pay dividends on, or purchase or acquire any of its capital stock. Prior to the termination of any such Extension Period, Georgia Power may further extend such Extension Period (with a corresponding extension of dividend deferrals), provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, Georgia Power may select a new Extension Period, subject to the above requirements. Georgia Power and Georgia Power Capital currently believe that the extension of an interest payment period is unlikely. The entire principal amount of the Series A Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon,
including Additional Interest (as hereinafter defined), if any, on             ,
2024. See "Description of the Series A Preferred Securities -- Dividends" and "Description of the Series A Junior Subordinated Debentures -- Option to Extend Interest Payment Period".



     Should an Extension Period (and the resulting deferral of dividends on the Series A Preferred Securities) occur, Georgia Power Capital will continue to accrue income for United States federal income tax purposes which will be allocated, but not distributed by way of cash dividends, to holders of record of Series A Preferred Securities. As a result, such a holder will include such interest in such holder's gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash from Georgia Power Capital related to such income if such a holder disposes of his or her Series A Preferred Securities prior to the record date for payment of dividends. See "United States Taxation -- Potential Extension of Interest Payment Period".

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence of a Special Event (as hereinafter defined), which may occur at any time, the General Partner shall elect to either (i) cause Georgia Power Capital to redeem the Series A Preferred Securities in whole or (ii) dissolve Georgia Power Capital and cause the Series A Junior Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in connection with the liquidation of Georgia Power Capital. In the case of a Special Event which is a Tax Event (as hereinafter defined), however, the General Partner may, as an alternative to electing to redeem the Series A Preferred Securities or dissolving Georgia Power Capital, elect to cause the Series A Preferred Securities to remain outstanding. There can be no assurance as to the market prices for the Series A Preferred Securities or the Series A Junior Subordinated Debentures which may be distributed in exchange for Series A Preferred Securities were a dissolution and liquidation of Georgia Power Capital to occur. Accordingly, the Series A Preferred Securities which an investor may purchase, or the Series A Junior Subordinated Debentures which the investor may receive, may trade at a discount to the price which the investor paid to purchase the Series A Preferred Securities offered hereby. See "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Series A Junior Subordinated Debentures -- General".

     Under current United States federal income tax law and interpretation, a distribution of the Series A Junior Subordinated Debentures upon a Special Event would not be a taxable event to holders of the Series A Preferred Securities. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Special Event, however, the dissolution could be a taxable event to holders of the Series A Preferred Securities. See "United States Taxation -- Receipt of Series A Junior Subordinated Debentures Upon Liquidation of Georgia Power Capital".

                                USE OF PROCEEDS

     The proceeds from the sale of the Series A Preferred Securities will be loaned by Georgia Power Capital to Georgia Power, such loan to be evidenced by the Series A Junior Subordinated Debentures issued pursuant to the Indenture described herein, and ultimately will be used by Georgia Power for general corporate purposes, which may include the repayment or repurchase of its securities.

                DESCRIPTION OF THE SERIES A PREFERRED SECURITIES

GENERAL

     All of the partnership interests in Georgia Power Capital, other than the Series A Preferred Securities offered hereby, are owned directly or indirectly by Georgia Power. The Limited Partnership Agreement (including the Action) authorizes and creates the Series A Preferred Securities, which represent limited partner interests in Georgia Power Capital ("Preferred Securities"). Other Preferred Securities may be issued from time to time in one or more series as described in the accompanying Prospectus. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to dividends and amounts payable on redemption or liquidation over the General Partner's interest in Georgia Power Capital. The Limited Partnership Agreement does not permit the issuance of any Preferred Securities ranking, as to participation in profits and dividends and in the assets of Georgia Power Capital, senior or junior to the Series A Preferred Securities or the incurrence of any indebtedness by Georgia Power Capital. The summary of certain material terms and provisions of the Series A Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement (including the Action) which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, and the Partnership Act.

DIVIDENDS


     Dividends on the Series A Preferred Securities will be cumulative, will accrue from the date of initial issuance and will be payable monthly in arrears,
on the last day of each calendar month of each year, commencing           ,
1994, when, as and if available and determined to be so payable by Georgia Power, in its capacity as General Partner, except as otherwise described below. Dividends in arrears for more than one month will bear interest monthly at the rate per annum equal to the dividend rate for each month during the period of arrearage. The term "dividends" as used herein includes any such interest payable unless otherwise stated. The amount of dividends payable for any period will be computed for any full monthly dividend period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full monthly dividend period for which dividends are computed, dividends will be computed on the basis of the actual number of days elapsed in such period.


     The dividend rate will be adjusted quarterly. The rate for the initial
period from the date of initial issuance to           , 1994 will be        %
per annum, which is equivalent to $       per Series A Preferred Security per
annum. Thereafter, dividends on the Series A Preferred Securities will be payable at the "Applicable Rate" (as defined below) from time to time in effect. Georgia Power has the right under the Indenture (as hereinafter defined) to extend the interest payment period from time to time on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months and, as a consequence, monthly dividends on the Series A Preferred Securities would be deferred (but would continue to accrue with interest thereon) by Georgia Power Capital during any such Extension Period. In the event that Georgia Power exercises this right, Georgia Power may not declare or pay dividends on, or purchase or acquire, any of its capital stock during such Extension Period. Prior to the termination of any such Extension Period, Georgia Power may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, Georgia Power may select a new Extension Period, subject to the above requirements. Georgia Power and Georgia Power Capital currently believe that the extension of an interest payment period is unlikely. See "Description of the Series A Junior Subordinated Debentures -- Interest" and
" -- Option to Extend Interest Payment Period".

     Dividends on the Series A Preferred Securities must be paid on the dates payable to the extent that Georgia Power Capital has(i) funds legally available for the payment of such dividends and (ii) cash on hand sufficient to permit such payments. It is anticipated that Georgia Power Capital's earnings available for distribution to the holders of the Series A Preferred Securities will be limited to payments under the Series A Junior Subordinated Debentures evidencing the loan by Georgia Power Capital of the proceeds from the issuance and sale of the Series A Preferred Securities and the General Partnership Payment (as hereinafter defined). See "Description of the Series A Junior Subordinated Debentures". If Georgia Power does not make interest payments on the Series A Junior Subordinated Debentures, Georgia Power Capital will not have funds to pay dividends on the Series A Preferred Securities. The payment of dividends is guaranteed by Georgia Power as and to the extent set forth under "Description of the Guarantee" in the accompanying Prospectus. The Guarantee is a full and unconditional guarantee from the time of issuance of the Series A Preferred Securities, but does not apply to any payment of dividends except to the extent Georgia Power Capital shall have sufficient cash on hand to permit such payment and funds legally available therefor.

     Dividends on the Series A Preferred Securities will be payable to the holders thereof as they appear on the books and records of Georgia Power Capital on the relevant record dates, which, as long as the Series A Preferred Securities remain in book-entry-only form, will be one Business Day (as hereinafter defined) prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Limited Partnership Agreement, each such payment will be made as described under "Book-Entry-Only Issuance -- The Depository Trust Company" below. In the event the Series A Preferred Securities shall not continue to remain in book-entry-only form, the General Partner shall have the right to select relevant record dates, which shall be more than one Business Day prior to the relevant payment dates. In the event that any date on which dividends are payable on the Series A Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

     Except as provided below in this paragraph, the "Applicable Rate" for any
quarter (other than the initial period) will be equal to   % of the Effective
Rate (as defined below), but not less than   % per annum nor more than   % per
annum. The "Effective Rate" for any quarter will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such quarter. In the event that Georgia Power Capital determines in good faith that for any reason:

          (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any quarter, then the Effective Rate for such quarter will be equal to the higher of whichever two of such rates can be so determined;

          (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for such quarter will be equal to whichever such rate can be so determined; or

          (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for the preceding quarter will be continued for such quarter.

     Except as described below in this paragraph, the "Treasury Bill Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days immediately preceding the commencement of the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Georgia Power Capital. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board, or if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Georgia Power Capital. In the event that Georgia Power Capital determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each Business Day in New York City (or less frequently if daily quotations are not generally available) to Georgia Power Capital by at least three recognized dealers in U.S. Government securities selected by Georgia Power Capital. In the event that Georgia Power Capital determines in good faith that for any reason Georgia Power Capital cannot determine the Treasury Bill Rate for any quarter as provided above in this paragraph, the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to Georgia Power Capital by at least three recognized dealers in U.S. Government securities selected by Georgia Power Capital.

     Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days immediately preceding the commencement of the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Georgia Power Capital. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Georgia Power Capital. In the event that Georgia Power Capital determines in good faith that for any reason Georgia Power Capital cannot determine the Ten Year Constant Maturity Rate for any quarter as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight or more than twelve years from the date of each such quotation, as quoted daily for each Business Day in New York City (or less frequently if daily quotations are not generally available) to Georgia Power Capital by at least three recognized dealers in U.S. Government securities selected by Georgia Power Capital.

     Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days immediately preceding the commencement of the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Georgia Power Capital. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity(or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Georgia Power Capital. In the event that Georgia Power Capital determines in good faith that for any reason Georgia Power Capital cannot determine the Thirty Year Constant Maturity Rate for any quarter as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as quoted daily for each Business Day in New York City (or less frequently if daily quotations are not generally available) to Georgia Power Capital by at least three recognized dealers in U.S. Government securities selected by Georgia Power Capital.

     The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest one hundredth of a percent.

     The Applicable Rate with respect to each quarter (other than the initial period) will be calculated as promptly as practicable by Georgia Power Capital according to the appropriate method described above. Georgia Power Capital will cause each Applicable Rate to be published in a newspaper of general circulation in New York City (or, if such publication is not possible, to be published or circulated to the public in such other manner as Georgia Power Capital may deem appropriate) before the commencement of the quarter to which it applies and will cause notice of such Applicable Rate to be given to The Depository Trust Company (the "Depository" or "DTC"), New York, New York, the securities depository for the Series A Preferred Securities. See "Book-Entry-Only Issuance -- The Depository Trust Company" below.


     As used above, the term "Calendar Period" means a period of fourteen consecutive calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities adjusted to constant maturities of ten years; and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities adjusted to constant maturities of thirty years. In November 1994, the weekly per annum market discount rate for three-month U.S. Treasury bills, the Ten Year Average Yield and the Thirty Year Average Yield were published weekly by the Federal Reserve Board in "Federal Reserve Statistical Release H.15(519) -- Selected Interest Rates".


CERTAIN RESTRICTIONS ON GEORGIA POWER CAPITAL

     If dividends have not been paid in full on the Series A Preferred Securities, Georgia Power Capital shall not:

          (i) declare, pay, or set aside for payment, any dividends on any other series of Preferred Securities, unless the amounts of any dividends declared and paid on any other series of Preferred Securities and on the Series A Preferred Securities are on a pro rata basis on the dates such dividends are paid on such other series of Preferred Securities, so that

             (x) the aggregate amount of dividends paid on the Series A Preferred Securities bears to the aggregate amount of dividends paid on such other series of Preferred Securities the same ratio as

             (y) the aggregate of all accrued and unpaid dividends in respect of the Series A Preferred Securities bears to the aggregate of all accrued and unpaid dividends in respect of such other series of Preferred Securities; or

          (ii) redeem, purchase or otherwise acquire any other Preferred Securities;

until, in each case, such time as all accrued and unpaid dividends on the Series A Preferred Securities shall have been paid in full for all dividend periods terminating on or prior to, in the case of clause (i), such payment and, in the case of clause (ii), the date of such redemption, purchase or acquisition.

     As of the date of this Prospectus Supplement, there are no series of Preferred Securities outstanding.

OPTIONAL REDEMPTION

     The Series A Preferred Securities are redeemable, at the option of Georgia
Power Capital, in whole or in part, from time to time, on or after             ,
1999, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. If Georgia Power Capital redeems Series A Preferred Securities in accordance with the terms thereof, the Series A Junior Subordinated Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed together with any accrued and unpaid interest on such principal amount of Series A Junior Subordinated Debentures. See "Description of the Series A Junior Subordinated Debentures -- Mandatory Prepayment". In the event that fewer than all the outstanding Series A Preferred Securities are to be so redeemed, the Series A Preferred Securities to be redeemed will be selected as described under "Book-Entry-Only Issuance -- The Depository Trust Company" below. If a partial redemption would result in the delisting of the Series A Preferred Securities, Georgia Power Capital may only redeem the Series A Preferred Securities in whole.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     If a Tax Event or an Investment Company Event (each as hereinafter defined, and each a "Special Event") shall occur and be continuing, the General Partner shall elect to either (i) cause Georgia Power Capital to redeem the Series A Preferred Securities in whole (and not in part), upon not less than 30 or more than 60 days' notice at the Redemption Price, within 90 days following the occurrence of such Special Event; provided that, if and as long as at the time there is available to the General Partner the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable such measure that has no adverse effect on Georgia Power Capital or Georgia Power, the General Partner will pursue such measure in lieu of redemption, or
(ii) dissolve Georgia Power Capital and, after satisfaction of creditors as required by the Partnership Act, cause Series A Junior Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of Georgia Power Capital, within 90 days following the occurrence of such Special Event. In the case of a Tax Event, the General Partner may, as an alternative to electing to redeem the Series A Preferred Securities or dissolving Georgia Power Capital, elect to cause the Series A Preferred Securities to remain outstanding.

     "Tax Event" means that Georgia Power shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) Georgia Power Capital is subject to federal income tax with respect to interest accrued or received on the Series A Junior Subordinated Debentures, (ii) Georgia Power Capital is subject to more than a de minimis amount of taxes, duties or other governmental charges, or
(iii) interest payable by Georgia Power to Georgia Power Capital on the Series A Junior Subordinated Debentures will not be deductible by Georgia Power for federal income tax purposes.

     "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that Georgia Power Capital is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement; provided that no Investment Company Event shall be deemed to have occurred if the General Partner obtains a written opinion of nationally recognized independent counsel to Georgia Power Capital experienced in practice under the 1940 Act to the effect that the General Partner has successfully issued an additional or supplemental irrevocable and unconditional guarantee or taken such other steps as may be necessary so that, in the opinion of such counsel, notwithstanding such Change in 1940 Act Law, Georgia Power Capital is not required to be registered as an "investment company" within the meaning of the 1940 Act. In case of any uncertainty regarding an Investment Company Event, the good faith determination of the General Partner (based on the advice of counsel) shall be conclusive.

     After the date fixed for any distribution of Series A Junior Subordinated Debentures, upon dissolution of Georgia Power Capital, (i) the Series A Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Series A Preferred Securities, will receive a registered global certificate or certificates representing the Series A Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Series A Preferred Securities not held by DTC or its nominee will be deemed to represent Series A Junior Subordinated Debentures having a principal amount equal to the stated liquidation preference of such Series A Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid dividends on such Series A Preferred Securities, until such certificates are presented to Georgia Power or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Series A Preferred Securities or the Series A Junior Subordinated Debentures which may be distributed in exchange for Series A Preferred Securities were a dissolution and liquidation of Georgia Power Capital to occur. Accordingly, the Series A Preferred Securities which an investor may purchase, or the Series A Junior Subordinated Debentures which the investor may receive, may trade at a discount to the price which the investor paid to purchase the Series A Preferred Securities offered hereby.

MANDATORY REDEMPTION

     Upon the repayment of the Series A Junior Subordinated Debentures, whether at maturity or upon redemption or otherwise, the proceeds from such repayment will be applied to redeem the Series A Preferred Securities, in whole, upon not less than 30 nor more than 60 days' notice, at the Redemption Price.

REDEMPTION PROCEDURES

     Georgia Power Capital may not redeem fewer than all the outstanding Series A Preferred Securities unless all accrued and unpaid dividends have been paid on all Series A Preferred Securities for all monthly dividend periods terminating on or prior to the date of redemption.

     If Georgia Power Capital gives a notice of redemption in respect of Series A Preferred Securities (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, Georgia Power Capital will deposit irrevocably with DTC funds sufficient to pay the applicable Redemp-tion Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Securities. See "Book-Entry-Only Issuance -- The Depository Trust Company". If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Series A Preferred Securities so called for redemption will cease, except the right of the holders of such Series A Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Series A Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. In the event that payment of the Redemption Price in respect of Series A Preferred Securities is improperly withheld or refused and not paid either by Georgia Power Capital or by Georgia Power pursuant to the Guarantee described under "Description of the Guarantee" in the accompanying Prospectus, dividends on such Series A Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Georgia Power or any of its subsidiaries, including Georgia Power Capital, may at any time and from time to time purchase outstanding Series A Preferred Securities by tender, in the open market or by private agreement. If Georgia Power Capital purchases and cancels any Series A Preferred Securities, the Series A Junior Subordinated Debentures may be repaid in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so purchased, together with any accrued and unpaid interest on such principal amount of Series A Junior Subordinated Debentures. See "Description of Series A Junior Subordinated Debentures -- Optional Prepayment".

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution, winding up or termination of Georgia Power Capital, the holders of the Series A Preferred Securities at the time will be entitled to receive out of the assets of Georgia Power Capital available for distribution to partners after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partner, but together with the holders of every other series of Preferred Securities outstanding, an amount equal to, in the case of holders of Series A Preferred Securities, the aggregate of the stated liquidation preference of $25 per Series A Preferred Security plus accrued and unpaid dividends thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, winding up or termination, Series A Junior Subordinated Debentures in an aggregate principal amount equal to the stated liquidation preference of such Series A Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid dividends on such Series A Preferred Securities, shall be distributed on a pro rata basis to the holders of the Series A Preferred Securities. Georgia Power, as the General Partner, has agreed to pay the costs and expenses of Georgia Power Capital.

     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because Georgia Power Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution and the aggregate maximum liquidation distributions on any other series of Preferred Securities, then the amounts payable directly by Georgia Power Capital on the Series A Preferred Securities and on such other series of Preferred Securities shall be paid in cash or in kind on a pro rata basis, so that

          (x) the aggregate amount paid in respect of the Liquidation Distribution bears to the aggregate amount paid as liquidation distributions on the other series of Preferred Securities the same ratio as

          (y) the aggregate Liquidation Distribution bears to the aggregate maximum liquidation distributions on the other series of Preferred Securities.

     Pursuant to the Limited Partnership Agreement, Georgia Power Capital shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events: (i) on December 31, 2093, the expiration of the term of Georgia Power Capital, (ii) upon the bankruptcy of the General Partner, (iii) upon the assignment by the General Partner of its entire interest in Georgia Power Capital when the assignee is not admitted to Georgia Power Capital as a general partner of Georgia Power Capital in accordance with the Limited Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or if any other event occurs (other than the bankruptcy of the General Partner) that causes the General Partner to cease to be a general partner of Georgia Power Capital under the Partnership Act, unless the business of Georgia Power Capital is continued in accordance with the Partnership Act, (iv) in accordance with the provisions of the Series A Preferred Securities, (v) upon the entry of a decree of judicial dissolution or (vi) upon the written consent of all partners of Georgia Power Capital.

MERGER, CONSOLIDATION OR AMALGAMATION OF GEORGIA POWER CAPITAL

     Georgia Power Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. Georgia Power Capital may, without the consent of the holders of the Series A Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of America provided that (i) such successor entity either (x) expressly assumes all of the obligations of Georgia Power Capital under the Series A Preferred Securities or (y) substitutes for the Series A Preferred Securities other securities having substantially the same terms as the Series A Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and dividends, and in the assets, of the successor entity, at least as high as the Series A Preferred Securities rank with respect to participation in the profits and dividends, and in the assets, of Georgia Power Capital, (ii) Georgia Power expressly acknowledges such successor entity as the holder of the Series A Junior Subordinated Debentures, (iii) the Series A Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Series A Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Series A Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Series A Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of Georgia Power Capital, (vii) prior to such merger, consolidation, amalgamation or replacement, Georgia Power has received an opinion of nationally recognized independent counsel to Georgia Power Capital experienced in such matters to the effect that (x) such successor entity will be treated as a partnership for federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, Georgia Power Capital and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Series A Preferred Securities and (viii) Georgia Power guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.

VOTING RIGHTS

     Except as provided below and under "Description of the Guarantee -- Amendments and Assignment" in the accompanying Prospectus and as otherwise required by law and the Limited Partnership Agreement, the holders of the Series A Preferred Securities will have no voting rights.

     If (i) arrearages on dividends on the Series A Preferred Securities shall exist for 18 consecutive monthly dividend periods; (ii) an Event of Default (as defined in the Indenture) occurs and is continuing on the Series A Junior Subordinated Debentures; or (iii) Georgia Power is in default on any of its payment obligations under the Guarantee (as described under "Description of the Guarantee -- Certain Covenants of Georgia Power" in the accompanying Prospectus), then the holders of the Series A Preferred Securities, together with the holders of any other series of Preferred Securities having the right to vote for the appointment of a special representative of Georgia Power Capital and the limited partners (a "Special Representative"), in such event, acting as a single class, will be entitled by the vote of a majority in aggregate liquidation preference of such holders to appoint and authorize a Special Representative to enforce Georgia Power Capital's creditor rights under the Series A Junior Subordinated Debentures, to enforce the rights of the holders of the Series A Preferred Securities under the Guarantee and to enforce the rights of the holders of the Series A Preferred Securities to receive dividends on the Series A Preferred Securities, subject in each case to Georgia Power's retaining all rights under the Indenture as described in the next following paragraph. The Special Representative shall not, by virtue of acting in such capacity, be admitted as a general partner in Georgia Power Capital or otherwise be deemed to be a general partner in Georgia Power Capital and shall have no liability for the debts, obligations or liabilities of Georgia Power Capital. Not later than 30 days after such right to appoint a Special Representative arises, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. In the event that, at any such meeting, holders of less than a majority in aggregate liquidation preference of Preferred Securities entitled to vote for the appointment of a Special Representative vote for such appointment, no Special Representative shall be appointed. Any Special Representative appointed shall cease to be a Special Representative of Georgia Power Capital and the limited partners if Georgia Power Capital (or Georgia Power pursuant to the Guarantee) shall have paid in full all accrued and unpaid dividends on the Preferred Securities or such default or breach, as the case may be, shall have been cured, and Georgia Power, in its capacity as the General Partner, shall continue the business of Georgia Power Capital without dissolution.



     Notwithstanding the appointment of any such Special Representative, Georgia Power shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months as provided under "Description of the Series A Junior Subordinated Debentures -- Option to Extend Interest Payment Period".


     If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Series A Preferred Securities, whether by way of amendment to the Limited Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in Georgia Power Capital ranking, as to participation in the profits or dividends or in the assets of Georgia Power Capital, senior to the Series A Preferred Securities), or (ii) the dissolution, winding up or termination of Georgia Power Capital, other than (x) in connection with the distribution of Series A Junior Subordinated Debentures upon the occurrence of a Special Event or (y) as described under "Merger, Consolidation or Amalgamation of Georgia Power Capital" above, then the holders of outstanding Series A Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class with all other holders of series of Preferred Securities similarly affected, and such amendment or proposal shall not be effective except with the approval of the holders of 66 2/3% in liquidation preference of such outstanding Preferred Securities having a right to vote on the matter; provided, however, that no such approval shall be required if the dissolution, winding up or termination of Georgia Power Capital is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the dissolution, winding up, liquidation or termination of Georgia Power.

     The rights attached to the Series A Preferred Securities will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation or issue of, any further limited partner interests of Georgia Power Capital ranking pari passu with the Series A Preferred Securities with regard to participation in the profits or dividends or in the assets of Georgia Power Capital. Holders of Series A Preferred Securities have no preemptive rights.

     So long as any Series A Junior Subordinated Debentures are held by Georgia Power Capital, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series, (ii) waive any past default that is waivable under Section 6.06 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Series A Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation preference of all series of Preferred Securities who would be affected thereby if their Preferred Securities were to be exchanged for Junior Subordinated Debentures, acting as a single class; provided, however, that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of all series of Preferred Securities affected thereby. The General Partner shall not revoke any action previously authorized or approved by a vote of any series of Preferred Securities. The General Partner shall notify all holders of the Series A Preferred Securities of any notice of default received from the Trustee with respect to the Series A Junior Subordinated Debentures.

     Any required approval of holders of Series A Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the partners in Georgia Power Capital or pursuant to written consent. Georgia Power Capital will cause a notice of any meeting at which holders of Series A Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Series A Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents.

     No vote or consent of the holders of Series A Preferred Securities will be required for Georgia Power Capital to redeem and cancel Series A Preferred Securities in accordance with the Limited Partnership Agreement.

     Notwithstanding that holders of Series A Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Preferred Securities and any other series of Preferred Securities that are entitled to vote or consent with such Series A Preferred Securities as a single class at such time that are owned by Georgia Power or by any entity more than 50% of which is owned by Georgia Power, either directly or indirectly, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     Holders of the Series A Preferred Securities will have no rights to remove or replace the General Partner.

BOOK-ENTRY-ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     DTC will act as securities depository for the Series A Preferred Securities. The Series A Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully registered global Series A Preferred Security certificates will be issued, representing in the aggregate the total number of Series A Preferred Securities, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Series A Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series A Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Series A Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series A Preferred Securities. Transfers of ownership interests in the Series A Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series A Preferred Securities, except in the event that use of the book-entry system for the Series A Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Series A Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series A Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Series A Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

     Although voting with respect to the Series A Preferred Securities is limited, in those instances in which a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to Series A Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to Georgia Power Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Series A Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Dividend payments on the Series A Preferred Securities will be made by Georgia Power Capital to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of DTC, Georgia Power Capital or Georgia Power, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of Georgia Power Capital, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Series A Preferred Securities at any time by giving reasonable notice to Georgia Power Capital. Under such circumstances, in the event that a successor securities depository is not obtained, Series A Preferred Security certificates are required to be printed and delivered. Additionally, Georgia Power Capital (with the consent of Georgia Power) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Series A Preferred Securities will be printed and delivered. In each of the above circumstances, the General Partner will appoint a paying agent with respect to the Series A Preferred Securities.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Georgia Power Capital and Georgia Power believe to be reliable, but Georgia Power Capital and Georgia Power take no responsibility for the accuracy thereof.

REGISTRAR AND TRANSFER AGENT

     In the event the book-entry system for the Series A Preferred Securities is discontinued, it is anticipated that Southern Company Services, Inc., or one of its affiliates, will act as registrar and transfer agent for the Series A Preferred Securities.

     Registration of transfers of Series A Preferred Securities will be effected without charge by or on behalf of Georgia Power Capital, but upon payment (with the giving of such indemnity as Georgia Power Capital or Georgia Power may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

     Georgia Power Capital will not be required to register or cause to be registered the transfer of Series A Preferred Securities after such Series A Preferred Securities have been called for redemption.

SINKING FUND; OTHER RIGHTS

     The holders of the Series A Preferred Securities will not be entitled to the benefit of any sinking or purchase fund and will not have any pre-emptive or conversion rights.

MISCELLANEOUS

     Application has been made to list the Series A Preferred Securities on the New York Stock Exchange. See "Underwriting".

     The General Partner is authorized and directed to conduct its affairs and to operate Georgia Power Capital in such a way that Georgia Power Capital will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for federal income tax purposes and so that the Series A Junior Subordinated Debentures will be treated as indebtedness of Georgia Power for federal income tax purposes. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership of Georgia Power Capital or the Limited Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect the interests of the holders of the Series A Preferred Securities.

           DESCRIPTION OF THE SERIES A JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of specific terms of the Series A Junior Subordinated Debentures evidencing the loan by Georgia Power Capital to Georgia Power of (i) the proceeds of the issuance and sale of the Series A Preferred Securities and (ii) the General Partner's capital contribution with respect to the Series A Preferred Securities (the "General Partnership Payment"), which will be an amount equal to at least 3% of the total capital contributions to Georgia Power Capital. This description supplements the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debentures". The following description does not purport to be complete and is qualified in its entirety by reference to the description in the
accompanying Prospectus and the Indenture, dated as of                , 1994,
between Georgia Power and Trust Company Bank, as Trustee (the "Indenture") which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part.

     Under certain circumstances involving the dissolution of Georgia Power Capital following the occurrence of a Special Event, Series A Junior Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of Georgia Power Capital. See "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution".

GENERAL

     The Series A Junior Subordinated Debentures will be issued as a series of Junior Subordinated Debentures under the Indenture. The Series A Junior Subordinated Debentures will be limited in aggregate principal amount to
approximately $     million, such amount being the sum of the aggregate stated
liquidation preference of the Series A Preferred Securities and the General Partnership Payment.

     The entire principal amount of the Series A Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as hereinafter defined), if any, on
               , 2024.

     The Series A Junior Subordinated Debentures, if distributed to holders of Series A Preferred Securities in dissolution, will initially be so issued as a Global Security (as defined below). As described herein, under certain limited circumstances Series A Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Series A Junior Subordinated Debentures are issued in certificated form, such Series A Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Series A Junior Subordinated Debentures issued as a Global Security will be made to DTC, as the depository for the Series A Junior Subordinated Debentures. In the event Series A Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series A Junior Subordinated Debentures will be registrable, and Series A Junior Subordinated Debentures will be exchangeable for Series A Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Trustee in Atlanta, Georgia; provided that payment of interest may be made at the option of Georgia Power by check mailed to the address of the persons entitled thereto.

     If the Series A Junior Subordinated Debentures are distributed to the holders of Series A Preferred Securities upon the dissolution of Georgia Power Capital, Georgia Power will use its best efforts to list the Series A Junior Subordinated Debentures on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed.

MANDATORY PREPAYMENT

     If Georgia Power Capital redeems Series A Preferred Securities in accordance with the terms thereof, the Series A Junior Subordinated Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any accrued and unpaid interest thereon, including Additional Interest, if any. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such redemption or at such other time on such earlier date as the parties thereto shall agree. The Series A Junior

Subordinated Debentures are not entitled to the benefit of any sinking fund or, except as set forth above, any other provision for mandatory prepayment.

OPTIONAL REDEMPTION

     Georgia Power shall have the right to redeem the Series A Junior Subordinated Debentures, in whole or in part, from time to time, on or after
            , 1999, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. If Georgia Power or Georgia Power Capital purchases Series A Preferred Securities by tender, in the open market or by private agreement, Georgia Power shall have the right to redeem Series A Junior Subordinated Debentures, in a principal amount not to exceed the aggregate stated liquidation preference of the Series A Preferred Securities so purchased, together with any accrued and unpaid interest thereon, including Additional Interest, if any, to the redemption date.

INTEREST

     Each Series A Junior Subordinated Debenture shall bear interest at an interest rate that will be adjusted quarterly. The rate for the initial period
from the date of initial issuance to             , 1994 will be        % per
annum. Thereafter, interest on the Series A Junior Subordinated Debentures will be payable at the "Applicable Rate" in effect from time to time. The Applicable
Rate for any quarter will be equal to        % of the highest of the "Treasury
Bill Rate", the "Ten Year Constant Maturity Rate" and the "Thirty Year Constant
Maturity Rate" determined in advance of such quarter, but not less than        %
per annum nor greater than        % per annum. The "Treasury Bill Rate", the
"Ten Year Constant Maturity Rate" and the "Thirty Year Constant Maturity Rate" with respect to any quarter shall be determined by Georgia Power Capital in the same manner as, and consistent with its determinations with respect to, quarters for the purposes of dividends payable on the Series A Preferred Securities. See "Description of the Series A Preferred Securities -- Dividends".

     Such interest is payable monthly in arrears on the last day of each calendar month of each year (each, an "Interest Payment Date"), commencing
            , 1994, to the person in whose name such Series A Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Series A Junior Subordinated Debentures shall not continue to remain in book-entry-only form, Georgia Power shall have the right to select record dates which shall be more than one Business Day prior to the Interest Payment Date.

     The amount of interest payable for any period will be computed for any full monthly interest period on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full monthly interest period for which interest is computed, interest will be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on the Series A Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as Georgia Power is not in default in the payment of interest on any series of Junior Subordinated Debentures issued under the Indenture, Georgia Power shall have the right at any time during the term of the Series A Junior Subordinated Debentures to extend the interest payment period from time to time to a period not exceeding 60 consecutive months (the "Extension Period"), at the end of which Extension Period Georgia Power shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Junior Subordinated Debentures to the extent permitted by applicable law); provided that, during any such Extension Period, Georgia Power shall not declare or pay any dividend on, or purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect thereto; and provided further that any such extended interest payment period may only be selected with respect to the Series A Junior Subordinated Debentures if an extended interest payment period of identical duration is simultaneously selected for all Junior Subordinated Debentures then outstanding under the Indenture. Prior to the termination of any such Extension Period, Georgia Power may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, Georgia Power may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The failure by Georgia Power to make interest payments during an Extension Period would not constitute a default or an event of default under Georgia Power's currently outstanding indebtedness. If Georgia Power Capital shall be the sole holder of the Series A Junior Subordinated Debentures, Georgia Power shall give Georgia Power Capital notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the next succeeding date the dividends on the Series A Preferred Securities are payable or (ii) the date Georgia Power Capital is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities of the record date or the date such dividend is payable, but in any event not less than one Business Day prior to such record date. Georgia Power shall cause Georgia Power Capital to give notice of Georgia Power's selection of such Extension Period to the holders of the Series A Preferred Securities. If Georgia Power Capital shall not be the sole holder of the Series A Junior Subordinated Debentures, Georgia Power shall give the holders of the Series A Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date Georgia Power is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Junior Subordinated Debentures of the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date. Georgia Power and Georgia Power Capital currently believe that the extension of an interest payment period is unlikely.

ADDITIONAL INTEREST

     If at any time Georgia Power Capital shall be required to pay any interest on dividends in arrears in respect of the Series A Preferred Securities pursuant to the terms thereof, then Georgia Power will pay as interest to Georgia Power Capital as the holder of the Series A Junior Subordinated Debentures ("Additional Interest") an amount equal to such interest on dividends in arrears.

SET-OFF

     Notwithstanding anything to the contrary in the Indenture, Georgia Power shall have the right to set-off any payment it is otherwise required to make thereunder with and to the extent Georgia Power has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

EVENTS OF DEFAULT

     In the case that any Event of Default (as defined in the Indenture and as described in the accompanying Prospectus) shall occur and be continuing, Georgia Power Capital will have the right to declare the principal of and the interest on the Series A Junior Subordinated Debentures (including any Additional Interest) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Series A Junior Subordinated Debentures. See "Enforcement of Certain Rights by Special Representative" below for a discussion of certain rights available to holders of the Series A Preferred Securities upon the occurrence of an Event of Default.

ENFORCEMENT OF CERTAIN RIGHTS BY SPECIAL REPRESENTATIVE

     If (i) arrearages on dividends on the Series A Preferred Securities shall exist for 18 consecutive monthly dividend periods; (ii) an Event of Default occurs and is continuing on the Series A Junior Subordinated Debentures; or
(iii) Georgia Power is in default on any of its payment or other obligations under the Guarantee, under the terms of the Series A Preferred Securities, the holders of outstanding Series A Preferred Securities will have the rights referred to under "Description of the Series A Preferred Securities -- Voting Rights", including the right to appoint a Special Representative, which Special Representative shall be authorized to exercise Georgia Power Capital's right to accelerate the principal amount of the Series A Junior Subordinated Debentures upon an Event of Default and to enforce Georgia Power Capital's other creditor rights under the Series A Junior Subordinated Debentures. Notwithstanding the appointment of any such Special Representative, Georgia Power shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months, and any such extension would not constitute a default under the Indenture or enable a holder of Series A Preferred Securities to require the payment of a dividend that has not theretofore been declared.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Series A Preferred Securities in connection with the dissolution of Georgia Power Capital as a result of the occurrence of a Special Event, the Series A Junior Subordinated Debentures will be issued in the form of one or more global certificates (each, a "Global Security") registered in the name of the nominee of DTC. Except under the limited circumstances described below, Series A Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series A Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depository or its nominee.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Series A Junior Subordinated Debentures in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Series A Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.


  THE DEPOSITORY


     DTC will act as security depository for the Series A Junior Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Series A Preferred
Securities -- Book-Entry-Only Issuance -- The Depository Trust Company". As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Series A Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC.

     Neither Georgia Power, the Trustee, any paying agent nor any other agent of Georgia Power or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Series A Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  DISCONTINUANCE OF THE DEPOSITORY'S SERVICES


     A Global Security shall be exchangeable for Series A Junior Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies Georgia Power that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, or if any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository, (ii) Georgia Power in its sole discretion determines that such Global Security shall be so exchangeable or (iii) there shall have occurred an Event of Default with respect to such Series A Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Junior Subordinated Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

     For restrictions on certain actions of the General Partner with respect to Series A Junior Subordinated Debentures held by Georgia Power Capital, see "Description of the Series A Preferred Securities -- Voting Rights".

  RELATIONSHIP BETWEEN THE SERIES A PREFERRED SECURITIES, THE SERIES A JUNIOR
                   SUBORDINATED DEBENTURES AND THE GUARANTEE

     As long as payments of interest and other payments are made when due on the Series A Junior Subordinated Debentures, such payments will be sufficient to cover dividends and other payments due on the Series A Preferred Securities primarily because (i) the aggregate principal amount of Series A Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation preference of the Series A Preferred Securities and the General Partnership Payment; (ii) the interest rate and interest and other payment dates on the Series A Junior Subordinated Debentures will match the dividend rate and dividend and other payment dates for the Series A Preferred Securities; (iii) the Limited Partnership Agreement provides that Georgia Power, as General Partner, shall pay for all, and Georgia Power Capital shall not be obligated to pay, directly or indirectly, for any, costs and expenses of Georgia Power Capital, including any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which Georgia Power Capital may become subject, except for United States withholding taxes; and (iv) the Limited Partnership Agreement further provides that the General Partner shall not cause or permit Georgia Power Capital, among other things, to engage in any activity that is not consistent with the limited purposes of Georgia Power Capital.

     Payments of dividends and other payments due on the Series A Preferred Securities are guaranteed by Georgia Power as and to the extent set forth under "Description of the Guarantee" in the accompanying Prospectus. If Georgia Power does not make interest payments on the Series A Junior Subordinated Debentures, Georgia Power Capital will not have funds to pay dividends on the Series A Preferred Securities. The Guarantee is a full and unconditional guarantee from the time of issuance of the Series A Preferred Securities, but does not apply to any payment of dividends except to the extent Georgia Power Capital shall have sufficient cash on hand to permit such payment and funds legally available therefor.

     If Georgia Power fails to make interest or other payments on the Series A Junior Subordinated Debentures when due, the Limited Partnership Agreement provides a mechanism whereby the holders of the Series A Preferred Securities may appoint a Special Representative to enforce the rights of Georgia Power Capital under the Series A Junior Subordinated Debentures. The Limited Partnership Agreement also provides, and Georgia Power, under the Guarantee, acknowledges, that a Special Representative may be appointed to enforce the Guarantee if Georgia Power is in default on any of its payment obligations under the Guarantee. In addition, if the General Partner or the Special Representative fails to enforce the Guarantee, a holder of a Series A Preferred Security may institute a legal proceeding directly against Georgia Power to enforce its rights under the Guarantee without first instituting a legal proceeding against Georgia Power Capital or any other person or entity.


     Georgia Power and Georgia Power Capital believe that the above mechanisms and obligations, taken together, constitute a full and unconditional guarantee by Georgia Power of payments due on the Series A Preferred Securities.


     If a Special Event shall occur and be continuing, the General Partner may elect to dissolve Georgia Power Capital, and to cause Series A Junior Subordinated Debentures to be distributed in exchange for the outstanding Series A Preferred Securities. The Series A Preferred Securities represent limited partner interests in Georgia Power Capital, a limited partnership which exists for the sole purpose of issuing its partnership interests and lending the proceeds thereof to Georgia Power, while the Series A Junior Subordinated Debentures represent indebtedness of Georgia Power, an electric public utility company (see "Georgia Power Company").

     Upon any voluntary or involuntary dissolution, winding up or termination of Georgia Power Capital, the holders of Series A Preferred Securities will be entitled to receive, out of assets legally available for distribution to partners, the Liquidation Distribution in cash or Series A Junior Subordinated Debentures and will be entitled to the benefits of the Guarantee with respect to any such distribution. See "Description of the Series A Preferred
Securities -- Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of Georgia Power, the holders of Series A Junior Subordinated Debentures would be subordinated creditors of Georgia Power, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any holders of common stock or preferred stock of Georgia Power receive payments or distributions.

     A default or event of default under any Senior Indebtedness would not constitute a default or event of default under the Series A Junior Subordinated Debentures. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Series A Junior Subordinated Debentures provide that no payments may be made in respect of the Series A Junior Subordinated Debentures. Failure to make required payments on the Series A Junior Subordinated Debentures would constitute an event of default under the Indenture.

                             UNITED STATES TAXATION

GENERAL

     This section is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Series A Preferred Securities and represents the opinion of Troutman Sanders, Atlanta, Georgia, counsel to Georgia Power and Georgia Power Capital, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below.

     No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Series A Preferred Securities. Moreover, the discussion generally focuses on holders of Series A Preferred Securities who are individual citizens or residents of the United States and who hold the Series A Preferred Securities as capital assets. This discussion has only limited application to corporations, estates, trusts or non-resident aliens. Accordingly, each prospective purchaser of Series A Preferred Securities should consult, and should depend on, the purchaser's own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Series A Preferred Securities.

INCOME FROM SERIES A PREFERRED SECURITIES

     In the opinion of Troutman Sanders, Georgia Power Capital will be treated as a partnership for federal income tax purposes. Accordingly, each holder of Series A Preferred Securities (a "Preferred Securityholder") will be required to include in gross income the Preferred Securityholder's distributive share of the net income of Georgia Power Capital. The resulting increase in each Preferred Securityholder's gross income will increase his or her tax basis in the Series A Preferred Securities, and the amount of cash dividends distributed to the Preferred Securityholder will be a nontaxable reduction in his or her tax basis in the Series A Preferred Securities. Such income will not exceed the dividends received on such Series A Preferred Securities, except in limited circumstances as described below under "Potential Extension of Interest Payment Period". No portion of such income will be eligible for the dividends received deduction.

DISPOSITION OF SERIES A PREFERRED SECURITIES

     Gain or loss will be recognized on a sale of Series A Preferred Securities, including a redemption for cash, equal to the difference between the amount realized and the Preferred Securityholder's tax basis for the Series A Preferred Securities sold. Depending upon the particular circumstances of the Preferred Securityholder, gain or loss recognized by a Preferred Securityholder on the sale or exchange of a Series A Preferred Security held for more than one year generally will be taxable as long-term capital gain or loss.

RECEIPT OF SERIES A JUNIOR SUBORDINATED DEBENTURES UPON LIQUIDATION OF
  GEORGIA POWER CAPITAL

     Under certain circumstances, as described under the caption "Description of the Series A Preferred Securities -- Special Event Redemption or Distribution", Series A Junior Subordinated Debentures may be distributed to the Preferred Securityholders in liquidation of Georgia Power Capital. Under current United States federal income tax law, such a distribution would be treated as a non-taxable exchange to each Preferred Securityholder and would result in the Preferred Securityholder receiving an aggregate tax basis in the Series A Junior Subordinated Debentures equal to such Preferred Securityholder's aggregate tax basis in its Series A Preferred Securities. A Preferred Securityholder's holding period in the Series A Junior Subordinated Debentures so received in liquidation of Georgia Power Capital would include the period for which the Series A Preferred Securities were held by such Preferred Securityholder. Such circumstances might alter the tax treatment of such Debentures in the hands of the Preferred Securityholder as compared with the consequences of holding Series A Preferred Securities. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Special Event, a dissolution of Georgia Power Capital could be a taxable event to Preferred Securityholders.

GEORGIA POWER CAPITAL INFORMATION RETURNS AND AUDIT PROCEDURES

     Georgia Power, as the General Partner in Georgia Power Capital, will furnish each Preferred Securityholder with a Schedule K-1 each year setting forth such Preferred Securityholder's allocable share of income for the prior calendar year. Georgia Power is required to furnish such Schedule K-1 as soon as practicable following the end of the year, but in any event prior to March 31 of the following year.

     Any person who holds Series A Preferred Securities as a nominee for another person is required to furnish to Georgia Power Capital (a) the name, address and taxpayer identification number of each of the beneficial owner and the nominee;
(b) information as to whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or
(iii) a tax-exempt entity; (c) the amount and description of Series A Preferred Securities held, acquired or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and certain information on Series A Preferred Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to Georgia Power Capital. The nominee is required to supply the beneficial owners of the Series A Preferred Securities with the information furnished to Georgia Power Capital.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD

     Under the Indenture, Georgia Power has the right to extend from time to time the interest payment period on the Series A Junior Subordinated Debentures to a period not exceeding 60 consecutive months. In the event that the interest payment period is extended, Georgia Power Capital will continue to accrue income equal to the amount of the interest payment due at the end of the Extension Period, on a constant yield-to-maturity basis over the length of the Extension Period.

     Accrued income will be allocated, but not distributed, to holders of record on the Business Day preceding the last day of each calendar month. As a result, holders of record during an Extension Period will include interest in their gross income in advance of the receipt of cash, and any such holders who dispose of Series A Preferred Securities prior to the record date for the payment of dividends following such Extension Period will include interest in their gross income but will not receive any cash related thereto from Georgia Power Capital. The tax basis of a Series A Preferred Security will be increased by the amount of any interest that is included in income without a receipt of cash, and will be decreased again when and if such cash is subsequently received from Georgia Power Capital.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any holder who or which is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of a Series A Preferred Security.

     Under current United States federal income tax law, subject to the discussion below with respect to backup withholding:

          (i) payments by Georgia Power Capital or any of its paying agents to any holder of a Series A Preferred Security who or which is a United States Alien Holder should not be subject to United States federal withholding tax provided that (a) the beneficial owner of the Series A Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of capital stock of Georgia Power entitled to vote, (b) the beneficial owner of the Series A Preferred Security is not a controlled foreign corporation that is related to Georgia Power through stock ownership and (c) either (x) the beneficial owner of the Series A Preferred Security certifies to Georgia Power Capital or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (y) the holder of the Series A Preferred Security is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and such holder certifies to Georgia Power Capital or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes Georgia Power Capital or its agent with a copy thereof; and

          (ii) a United States Alien Holder of a Series A Preferred Security generally will not be subject to United States federal withholding tax on any gain realized on the sale or exchange of a Series A Preferred Security unless such holder is present in the United States for 183 days or more in the taxable year of sale and either has a "tax home" in the United States or certain other requirements are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, information reporting requirements will apply to payments to noncorporate United States holders of the proceeds of the sale of Series A Preferred Securities within the United States and "backup withholding" at a rate of 31% will apply to such payments if the United States holder fails to provide an accurate taxpayer identification number.

     Payments of the proceeds from the sale by a United States Alien Holder of Series A Preferred Securities made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of Series A Preferred Securities to or through the United States office of a broker are subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                                  UNDERWRITING


     Subject to the terms and conditions of the Underwriting Agreement, Georgia Power Capital has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Goldman, Sachs & Co., Lehman Brothers Inc., PaineWebber Incorporated, Prudential Securities Incorporated and Smith Barney Inc. are acting as Representatives, has severally agreed to purchase from Georgia Power Capital, the respective number of Series A Preferred Securities set forth opposite its name below:



                                                                         NUMBER OF SERIES A
                               UNDERWRITER                              PREFERRED SECURITIES
    ------------------------------------------------------------------  --------------------
    Goldman, Sachs & Co. .............................................
    Lehman Brothers Inc. .............................................
    PaineWebber Incorporated .........................................
    Prudential Securities Incorporated ...............................
    Smith Barney Inc. ................................................
                                                                        ----------------
              Total...................................................
                                                                        ================


     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of such Series A Preferred Securities offered hereby, if any are taken.

     The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities
dealers at such price less a concession of $       per Series A Preferred
Security. The Underwriters may allow, and such dealers may reallow, a concession
not in excess of $       per Series A Preferred Security to certain brokers and
dealers. After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

     In view of the fact that the proceeds of the sale of the Series A Preferred Securities ultimately will be loaned to Georgia Power, the Underwriting Agreement provides that Georgia Power will pay as compensation ("Underwriters' Compensation"), for the Underwriters' services, an amount in next day funds of
$          per Series A Preferred Security ($       per Series A Preferred
Security sold to certain institutions) for the accounts of the several Underwriters.

     Georgia Power and Georgia Power Capital have agreed during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the date after the closing date on which the distribution of the Series A Preferred Securities ceases, as determined by Goldman, Sachs & Co., or (ii) 30 days after the closing date, not to offer, sell, contract to sell or otherwise dispose of any Series A Preferred Securities, any limited partnership interests of Georgia Power Capital, or any preferred stock or any other securities of Georgia Power Capital or Georgia Power which are substantially similar to the Series A Preferred Securities including the Guarantee, or any securities convertible into or exchangeable for Series A Preferred Securities, limited partnership interests, preferred stock or such substantially similar securities of either Georgia Power Capital or Georgia Power, without the prior written consent of Goldman, Sachs & Co.

     Application has been made to list the Series A Preferred Securities on the New York Stock Exchange. Prior to this offering, there has been no public market for the Series A Preferred Securities. In order to meet one of the requirements for listing the Series A Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders. Trading of the Series A Preferred Securities on the New York Stock Exchange is expected to commence within a seven-day period after the initial delivery of the Series A Preferred Securities. The Representatives have advised Georgia Power that they intend to make a market in the Series A Preferred Securities prior to the commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice.

     No member of the National Association of Securities Dealers, Inc. is permitted to confirm sales of the Series A Preferred Securities in any discretionary account without prior written approval of the transactions by the customer.

     Georgia Power Capital and Georgia Power have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Certain of the Underwriters engage in transactions with, and from time to time have performed services for, Georgia Power and its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Series A Preferred Securities, the validity of the Limited Partnership Agreement and the formation of Georgia Power Capital are being passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to Georgia Power and Georgia Power Capital. The validity of the Indenture, the Guarantee and the Series A Junior Subordinated Debentures will be passed upon on behalf of Georgia Power Capital and Georgia Power by Troutman Sanders, Atlanta, Georgia, counsel to Georgia Power and Georgia Power Capital, and on behalf of the Underwriters by Reid & Priest, New York, New York, counsel to the Underwriters.

             ------------------------------------------------------
             ------------------------------------------------------
  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.
                               ------------------
                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


                                        PAGE
                                        -----
Georgia Power Capital.................    S-3
Georgia Power Company.................    S-3
Investment Considerations.............    S-4
Use of Proceeds.......................    S-5
Description of the Series A Preferred
  Securities..........................    S-5
Description of the Series A Junior
  Subordinated Debentures.............   S-17
Relationship Between the Series A
  Preferred Securities, the Series A
  Junior Subordinated Debentures and
  the Guarantee.......................   S-22
United States Taxation................   S-23
Underwriting..........................   S-27
Legal Matters.........................   S-28

                 PROSPECTUS
Available Information.................      2
Incorporation of Certain Documents by
  Reference...........................      3
Georgia Power Capital.................      3
Georgia Power Company.................      3
Selected Information..................      5
Use of Proceeds.......................      6
Recent Results of Operations; Recent
  Developments........................      6
Description of the Preferred
  Securities..........................      7
Description of the Guarantee..........      8
Description of the Junior Subordinated
  Debentures..........................     10
Plan of Distribution..................     15
Experts...............................     15
Legal Opinions........................     16


             ------------------------------------------------------
             ------------------------------------------------------

             ------------------------------------------------------
             ------------------------------------------------------
                              PREFERRED SECURITIES

                                 GEORGIA POWER

                                    CAPITAL

                            CUMULATIVE ADJUSTABLE RATE
                                 MONTHLY INCOME
                         PREFERRED SECURITIES, SERIES A

                     GUARANTEED TO THE EXTENT GEORGIA POWER
                    CAPITAL HAS FUNDS AS SET FORTH HEREIN BY

                                 GEORGIA POWER
                                    COMPANY
                               ------------------

                             PROSPECTUS SUPPLEMENT

                               ------------------
                              GOLDMAN, SACHS & CO.


                                LEHMAN BROTHERS



                            PAINEWEBBER INCORPORATED



                       PRUDENTIAL SECURITIES INCORPORATED



                               SMITH BARNEY INC.


                      REPRESENTATIVES OF THE UNDERWRITERS
             ------------------------------------------------------
             ------------------------------------------------------

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  registration statement becomes effective. This prospectus shall not    *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************



                 SUBJECT TO COMPLETION, DATED DECEMBER 8, 1994


                                  $100,000,000

                             GEORGIA POWER CAPITAL
                              PREFERRED SECURITIES
GUARANTEED TO THE EXTENT GEORGIA POWER CAPITAL HAS FUNDS AS SET FORTH HEREIN BY

                             GEORGIA POWER COMPANY
                             ---------------------
     Georgia Power Capital, L.P. ("Georgia Power Capital"), a Delaware special purpose limited partnership in which Georgia Power Company, a Georgia corporation ("Georgia Power"), is the general partner, may offer, from time to time, its preferred securities, representing limited partner interests (the "Preferred Securities"), in one or more series. The payment of periodic cash distributions ("dividends") with respect to Preferred Securities of any series, out of funds held by Georgia Power Capital and legally available therefor, and payments on liquidation or redemption with respect to the Preferred Securities are guaranteed by Georgia Power to the extent described herein (the "Guarantee"). Georgia Power's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of Georgia Power (except those made pari passu (that is, equal in priority) by their terms). Junior subordinated debentures of Georgia Power ("Junior Subordinated Debentures") also will be issued and sold from time to time in one or more series by Georgia Power to Georgia Power Capital in connection with the loan of the proceeds from the offering of Preferred Securities. The Junior Subordinated Debentures when issued will be unsecured and subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of Georgia Power. The Junior Subordinated Debentures subsequently may be distributed pro rata to holders of Preferred Securities in connection with the dissolution of Georgia Power Capital upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

     Specific terms of the particular Preferred Securities of any series in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement with respect to such series, which will describe, without limitation and where applicable, the following: the specific designation, number of Preferred Securities, dividend rate (or the method of determining such rate), dates on which dividends will be payable, liquidation preference, voting rights, any redemption provisions, terms for any conversion or exchange into other securities, the initial public offering price, any listing on a securities exchange, and any other rights, preferences, privileges, limitations and restrictions.

     The Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Preferred Securities shall not exceed $100,000,000.

     The Prospectus Supplement relating to any series of Preferred Securities will contain information concerning certain United States federal income tax considerations, if applicable to the Preferred Securities.
                             ---------------------
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
     THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES

      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
     The Preferred Securities will be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents or any dealers or underwriters are involved in the sale of the Preferred Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Preferred Securities.
                             ---------------------
           The date of this Prospectus is                     , 1994.

                             AVAILABLE INFORMATION

     Georgia Power is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the following Regional Offices:
13th Floor, 7 World Trade Center, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and can be inspected at the New York Stock Exchange on which certain securities of Georgia Power are listed.

     This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Georgia Power Capital and Georgia Power with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to the Registration Statement for further information with respect to Georgia Power, Georgia Power Capital and the securities offered hereby. Statements contained or incorporated by reference herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the Registration Statement.

     No separate financial statements of Georgia Power Capital have been included herein. Georgia Power and Georgia Power Capital do not consider that such financial statements would be material to holders of Preferred Securities because Georgia Power Capital is a newly formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than as set forth below. Further, Georgia Power believes that financial statements of Georgia Power Capital are not material to the holders of the Preferred Securities since the Preferred Securities have been structured to provide a guarantee by Georgia Power of the Preferred Securities on the terms described herein, and an agreement by Georgia Power, as general partner of Georgia Power Capital, to pay costs and expenses of Georgia Power Capital, such that the holders of the Preferred Securities with respect to the payment of dividends and amounts upon redemption, dissolution, liquidation and winding-up are at least in the same position vis-a-vis the assets of Georgia Power as they would be if they were preferred stockholders of Georgia Power. See "Georgia Power Capital", "Description of the Preferred Securities", "Description of the Guarantee" and "Description of the Junior Subordinated Debentures". Georgia Power Capital is a limited partnership formed under the laws of the State of Delaware. Georgia Power is the sole general partner in Georgia Power Capital and, as of the date hereof, directly or indirectly beneficially owns, and until the issuance of Preferred Securities will so own, all of Georgia Power Capital's partnership interests.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     Georgia Power's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, its Quarterly Reports on Form 10-Q for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994 and its Current Report on Form 8-K dated February 16, 1994, each as filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference. All documents subsequently filed by Georgia Power pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     Georgia Power hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, including any beneficial owner, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Requests for such copies should be directed to Warren Y. Jobe, Executive Vice President, Treasurer and Chief Financial Officer, Georgia Power Company, 333 Piedmont Avenue, N.E., Atlanta, Georgia 30308, (404) 526-6526.

                             GEORGIA POWER CAPITAL


     Georgia Power Capital is a limited partnership formed under the laws of the State of Delaware. Georgia Power Capital exists for the sole purpose of issuing its partnership interests and lending the proceeds thereof to Georgia Power, such loans to be evidenced by Junior Subordinated Debentures. Georgia Power is the sole general partner in Georgia Power Capital (the "General Partner") and, in such capacity, will agree to pay the costs and expenses of Georgia Power Capital. Georgia Power LP Holdings Corp., a Georgia corporation and wholly-owned subsidiary of Georgia Power ("Georgia Power Holdings"), is, as of the date hereof, the sole limited partner in Georgia Power Capital. Upon the issuance of Preferred Securities, which securities represent limited partner interests in Georgia Power Capital, Georgia Power Holdings will remain as a limited partner, but will have no interest in the profits and dividends or in the assets of Georgia Power Capital. Georgia Power Capital has a term of approximately 99 years, unless earlier dissolved. Georgia Power Capital's registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, telephone: (302) 658-7581. All of Georgia Power Capital's business and affairs will be conducted by Georgia Power, as the sole general partner. The business address of Georgia Power Capital is c/o Georgia Power Company, 333 Piedmont Avenue, N.E., Atlanta, Georgia 30308, telephone: (404) 526-6526.


                             GEORGIA POWER COMPANY

     Georgia Power is a wholly-owned subsidiary of The Southern Company, a holding company registered under the Public Utility Holding Company Act of 1935, as amended. Georgia Power was incorporated under the laws of the State of Georgia on June 26, 1930. It is engaged in the generation and purchase of electric energy and the transmission, distribution and sale of such energy within the State of Georgia at retail in over 600 communities (including Athens, Atlanta, Augusta, Columbus, Macon, Rome and Valdosta), as well as in rural areas, and at wholesale currently to 39 electric cooperative associations through Oglethorpe Power Corporation, a corporate cooperative of electric membership corporations in Georgia, and to 50 municipalities, 47 of which are served through the Municipal Electric Authority of Georgia, a public corporation and an instrumentality of the State of Georgia. Georgia Power and one of its affiliates, Alabama Power Company, each owns 50% of the common stock of Southern Electric Generating Company ("SEGCO"). SEGCO owns electric generating units near Wilsonville, Alabama. The principal executive offices of Georgia Power are located at 333 Piedmont Avenue, N.E., Atlanta, Georgia 30308, and the telephone number is (404)526-6526.

                              SELECTED INFORMATION

     The following material, which is presented herein solely to furnish limited introductory information regarding Georgia Power, has been selected from, or is based upon, the detailed information and financial statements appearing in the documents incorporated herein by reference or elsewhere in this Prospectus, is qualified in its entirety by reference thereto and, therefore, should be read together therewith.

                             GEORGIA POWER COMPANY

Business.............................  Generation, transmission, distribution and sale of electric energy
Service Area.........................  Approximately 57,200 square miles comprising most of the
                                       State of Georgia
Service Area Population
  (1990 Census)......................  Approximately 6,200,000
Customers at December 31, 1993.......  1,644,331
Generating Capacity at December 31,
  1993 (kilowatts)...................  13,759,104
Sources of Generation during 1993
  (kilowatt-hours)...................  Coal (77%), Nuclear (20%), Hydro (3%), Oil and Gas (less than 0.5%)
Sources of Generation Estimated for
  1994 (kilowatt-hours)..............  Coal (78%), Nuclear (19%), Hydro (3%), Oil and Gas (less than 0.5%)

                         SELECTED FINANCIAL INFORMATION


                                              YEAR ENDED DECEMBER 31,             12 MONTHS ENDED
                                     ------------------------------------------     OCTOBER 31,
                                      1989    1990(1)  1991(2)   1992     1993        1994(3)
                                     ------   ------   ------   ------   ------   ----------------
                                             (MILLIONS, EXCEPT RATIOS)              (UNAUDITED)
Operating Revenues(4)..............  $4,145   $4,446   $4,301   $4,297   $4,451        $4,195
Income Before Interest Charges.....    $979     $769   $1,006   $1,003   $1,033          $922
Net Income After Dividends On
  Preferred Stock..................    $449     $208     $475     $521     $570          $513
Ratio of Earnings to Fixed
  Charges(5).......................    2.58     1.91     2.85     3.15     3.46          3.56
Ratio of Earnings to Fixed Charges
  Plus Preferred Dividend
  Requirements (Pre-Income Tax
  Basis) (6).......................    2.12     1.57     2.36     2.59     2.88          2.93

                                                                     CAPITALIZATION AS OF
                                                                      SEPTEMBER 30, 1994
                                                                  ---------------------------
                                                                  ACTUAL      AS ADJUSTED(7)
                                                                  ------     ----------------
                                                                       (MILLIONS, EXCEPT
                                                                         PERCENTAGES)
Common Stock Equity.............................................  $4,155     $4,155      48.3%
Cumulative Preferred Stock......................................     693        693       8.0
Cumulative Preferred Securities of Subsidiary...................      --        100       1.2
Long-Term Debt..................................................   3,660      3,660      42.5
                                                                  ------     ------     -----
          Total, excluding amounts due within one year of
            $644 million........................................  $8,508     $8,608     100.0%
                                                                  ======     ======     =====


- ---------------

(1) Reflects the write-off of certain costs of Plant Vogtle, a two-unit nuclear generating facility, recorded in 1990 in the after-tax amount of $218,000,000.
(2) "Income Before Interest Charges" and "Net Income After Dividends On Preferred Stock" for the year ended December 31,1991 reflect (i) an increase of approximately $89,000,000 as the result of the consummation of a settlement with Gulf States Utilities Company of litigation arising out of certain power sales contracts and (ii) a charge of approximately $33,000,000 after taxes relating to benefits provided pursuant to a voluntary work force reduction program announced in late 1991.

(3) See "Recent Results of Operations; Recent Developments" herein. "Income Before Interest Charges" and "Net Income After Dividends on Preferred Stock" for the twelve months ended October 31, 1994 reflect a charge of approximately $55,000,000 after taxes relating to benefits provided pursuant to work force reduction programs announced in the first quarter of 1994.

(4) "Operating Revenues" for the years ended December 31, 1989 and 1990 include amounts relating to certain energy sales (including sales to affiliates) that formerly were classified as purchased and interchanged power, net. Such amounts were reclassified to "Operating Revenues" effective December 31, 1991 in accordance with current accounting requirements of the Federal Energy Regulatory Commission.
(5) This ratio is computed as follows: (i) "Earnings" have been calculated by adding to "Income Before Interest Charges" all income taxes deducted therefrom and the debt portion of allowance for funds used during construction; and (ii) "Fixed Charges" consist of "Net Interest Charges" plus the debt portion of allowance for funds used during construction.
(6) In computing this ratio, "Preferred Dividend Requirements" represent the before income tax earnings necessary to pay such dividends, computed at the effective tax rates for the applicable periods.
(7) Reflects the proposed sale by Georgia Power Capital of $100,000,000 (aggregate liquidation preference) of Preferred Securities.

                                USE OF PROCEEDS

     Georgia Power Capital will lend all proceeds received from the sale of Preferred Securities to Georgia Power, such loans to be evidenced by Junior Subordinated Debentures. Unless otherwise specified in the Prospectus Supplement, the net proceeds to be received by Georgia Power from such loans will be used for general corporate purposes, which may include the repayment or repurchase of its securities.


               RECENT RESULTS OF OPERATIONS; RECENT DEVELOPMENTS



     For the twelve months ended October 31, 1994, Georgia Power's "Operating Revenues", "Income Before Interest Charges" and "Net Income After Dividends on Preferred Stock" were $4,195,000,000, $922,000,000 and $513,000,000, respectively. In the opinion of the management of Georgia Power, the above amounts for the twelve months ended October 31, 1994 reflect all adjustments (which, except for the provision for separation benefits recorded in 1994, were only normal recurring adjustments) necessary to present fairly the results of operations for such period, subject to the effect of such adjustments, if any, as might have been required had the outcome of the uncertainty with respect to the actions of the regulators regarding the recoverability of Georgia Power's investment in the Rocky Mountain hydroelectric project been known. The "Ratio of Earnings to Fixed Charges" and the "Ratio of Earnings to Fixed Charges Plus Preferred Dividend Requirements (Pre-Income Tax Basis)" for the twelve months ended October 31, 1994 were 3.56 and 2.93, respectively.



     For information regarding the uncertainty referred to in the preceding paragraph, reference is made to "Item 1 -- Business -- Construction Programs" in Georgia Power's Annual Report on Form 10-K for the year ended December 31, 1993, incorporated herein by reference.



     In November 1994, the Supreme Court of Georgia denied petitions for review of a ruling by the Georgia Court of Appeals that the Georgia Public Service Commission could lawfully provide for recovery of demand-side conservation program costs through rate riders. For further information concerning this matter, see Note (H) to the condensed financial statements included in Georgia Power's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, incorporated by reference herein.


                    DESCRIPTION OF THE PREFERRED SECURITIES

     Georgia Power Capital may issue, from time to time, Preferred Securities, in one or more series, having terms described in the Prospectus Supplement relating thereto. The agreement of limited partnership of Georgia Power Capital will be amended and restated (as so amended and restated, the "Limited Partnership Agreement") to authorize the establishment of one or more series of Preferred Securities, having such terms, including dividends, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth therein or otherwise established by the General Partner pursuant thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a particular series for specific terms, including (i) the distinctive designation of such series that shall distinguish it from other series; (ii) the number of Preferred Securities included in such series, which number may be increased or decreased from time to time unless otherwise provided by the General Partner in creating the series; (iii) the annual dividend rate (or method of determining such rate) for Preferred Securities of such series and the date or dates upon which such dividends shall be payable, provided, however, that dividends on any series of Preferred Securities shall be payable on a monthly basis to holders of such series of Preferred Securities as of a record date in each month during which such series of Preferred Securities are outstanding; (iv) whether dividends on Preferred Securities of such series shall be cumulative, and, in the case of Preferred Securities of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on Preferred Securities of such series shall be cumulative; (v) the amount or amounts that shall be paid out of the assets of Georgia Power Capital to the holders of Preferred Securities of such series upon voluntary or involuntary dissolution, winding up or termination of Georgia Power Capital; (vi) the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities of such series may be redeemed or purchased, in whole or in part, at the option of Georgia Power Capital or the General Partner; (vii) the obligation, if any, of Georgia Power Capital to purchase or redeem Preferred Securities of such series and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities of such series shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (viii) the voting rights, if any, of Preferred Securities of such series in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities of one or more series, or of both, as a condition to specified action or amendments to the Limited Partnership Agreement; and (ix) any other relative rights, preferences, privileges, limitations or restrictions of Preferred Securities of the series not inconsistent with the Limited Partnership Agreement or with applicable law. All Preferred Securities offered hereby will be guaranteed by Georgia Power to the extent set forth below under "Description of the Guarantee". Any applicable federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by Georgia Power for the benefit of the holders from time to time of Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms apart.

GENERAL

     Pursuant to the Guarantee, Georgia Power will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities of each series, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by Georgia Power Capital), as and when due, regardless of any defense, right of set-off or counterclaim that Georgia Power Capital may have or assert. The following payments with respect to any series of Preferred Securities to the extent not paid by Georgia Power Capital (the "Guarantee Payments") will be subject to the Guarantee (without duplication): (i) any accrued and unpaid dividends that are required to be paid on such series of Preferred Securities, to the extent Georgia Power Capital shall have sufficient cash on hand to permit such payment and funds legally available therefor, (ii) the redemption price, including all accrued and unpaid dividends (the "Redemption Price"), payable out of funds legally available therefor, with respect to any Preferred Securities called for redemption by Georgia Power Capital and (iii) upon a liquidation of Georgia Power Capital, the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid dividends on the Preferred Securities of such series to the date of payment and (b) the amount of assets of Georgia Power Capital remaining available for distribution to holders of Preferred Securities of such series in liquidation of Georgia Power Capital, payable in kind. Georgia Power's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Georgia Power to the holders of Preferred Securities or by causing Georgia Power Capital to pay such amounts to such holders.

     If Georgia Power does not make interest payments on the Junior Subordinated Debentures evidencing loans by Georgia Power Capital, Georgia Power Capital will not have funds to pay dividends on the Preferred Securities. See "Description of the Junior Subordinated Debentures -- Certain Covenants of Georgia Power". The Guarantee will be a full and unconditional guarantee with respect to each series of Preferred Securities from the time of issuance of such series of Preferred Securities, but will not apply to any payment of dividends except to the extent Georgia Power Capital shall have sufficient cash on hand to permit such payment and funds legally available therefor.

CERTAIN COVENANTS OF GEORGIA POWER

     In the Guarantee, Georgia Power will covenant that, so long as any Preferred Securities remain outstanding, Georgia Power will not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto if at such time Georgia Power shall be in default with respect to its payment obligations under the Guarantee or there shall have occurred and be continuing any Event of Default under the Indenture.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), the Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation preference of the outstanding Preferred Securities of each affected series (voting together as one class). The manner of obtaining any such approval of holders of the Preferred Securities of each series will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Georgia Power and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect as to the Preferred Securities of any series upon full payment of the Redemption Price of all Preferred Securities of such series, and will terminate completely upon full payment of the amounts payable in accordance with the Limited Partnership Agreement upon liquidation of Georgia Power Capital. See "Description of the Junior Subordinated Debentures -- Events of Default" for a description of the events of default and enforcement rights of the holders of Junior Subordinated Debentures. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities of any series must restore payment of any sums paid under such series of Preferred Securities or the Guarantee. The Delaware Revised Uniform Limited Partnership Act provides that a limited partner of a limited partnership who wrongfully receives a distribution may be liable to the limited partnership for the amount of such distribution.

STATUS OF THE GUARANTEE

     Georgia Power's obligations under the Guarantee to make the Guarantee Payments will constitute an unsecured obligation of Georgia Power and will rank
(i) subordinate and junior in right of payment to all other liabilities of Georgia Power, including the Junior Subordinated Debentures, except those made pari passu by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Georgia Power and with any guarantee now or hereafter entered into by Georgia Power in respect of any preferred or preference stock of any affiliate of Georgia Power, and (iii) senior to Georgia Power's common stock. The Limited Partnership Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.


     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be deposited with the General Partner to be held for the benefit of the holders of each series of the Preferred Securities. In the event of the appointment of a Special Representative to, among other things, enforce the Guarantee, the Special Representative may take possession of the Guarantee for such purpose. If no Special Representative has been appointed to enforce the Guarantee, the General Partner has the right to enforce the Guarantee on behalf of the holders of each series of the Preferred Securities. The holders of not less than a majority in aggregate liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce the Guarantee as above provided, any holder of Preferred Securities may institute a legal proceeding directly against Georgia Power to enforce its rights under the Guarantee, without first instituting a legal proceeding against Georgia Power Capital or any other person or entity. The Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by Georgia Power Capital).


GOVERNING LAW


     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Junior Subordinated Debentures may be issued from time to time in one or
more series under an indenture, dated as of             (the "Indenture"),
between Georgia Power and Trust Company Bank, as Trustee (the "Trustee"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

GENERAL

     The Junior Subordinated Debentures will be unsecured, subordinated obligations of Georgia Power. The Indenture does not limit the aggregate principal amount of Junior Subordinated Debentures that may be issued thereunder and provides that the Junior Subordinated Debentures may be issued thereunder from time to time in one or more series.

     The Junior Subordinated Debentures are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of Georgia Power's Board of Directors or an authorized committee thereof (each, a "Supplemental Indenture") (Section 2.01). The aggregate principal amount of Junior Subordinated Debentures relating to Preferred Securities of any series will be set forth in the Prospectus Supplement for such series and will be equal to the sum of the aggregate liquidation preference of the Preferred Securities for such series and the General Partner's capital contribution with respect to the Preferred Securities for such series. Junior Subordinated Debentures relating to Preferred Securities of any series subsequently may be distributed pro rata to holders of Preferred Securities of such series in connection with the dissolution of Georgia Power Capital upon the occurrence of certain events described in the Prospectus Supplement relating to the Preferred Securities of such series. Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Junior Subordinated Debentures relating to the Preferred Securities being offered thereby: (i) the specific title of such Junior Subordinated Debentures; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debentures; (iii) the date or dates on which the principal of such Junior Subordinated Debentures is payable; (iv) the rate or rates at which such Junior Subordinated Debentures will bear interest or the manner of calculation of such rate or rates; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension;
(vii) the period or periods within which, the price or prices at which and the terms and conditions upon which, such Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of Georgia Power; (viii) the obligation, if any, of Georgia Power to redeem or purchase such Junior Subordinated Debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debentures shall be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) the form of such Junior Subordinated Debentures; (x) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Junior Subordinated Debentures shall be issuable; (xi) any and all other terms with respect to such series; and (xii) whether such Junior Subordinated Debentures are issuable as a global security, and in such case, the identity of the depository. (Section 2.01).

     The Indenture does not contain any provisions that afford holders of Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving Georgia Power.

SUBORDINATION

     The Indenture provides that the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined below) of Georgia Power as provided in the Indenture. No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the Junior Subordinated Debentures may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or if the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of Georgia Power to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment. The rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full. (Sections 14.01 to 14.04).

     The term "Senior Indebtedness" shall mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed:

          (a) all indebtedness of Georgia Power evidenced by notes, debentures, bonds or other securities sold by Georgia Power for money or other obligations for money borrowed;

          (b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by Georgia Power or in effect guaranteed by Georgia Power; and

          (c) all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b);

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Junior Subordinated Debentures. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.(Section 1.01).

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of September 30, 1994, Senior Indebtedness of Georgia Power aggregated approximately $4.3 billion.

CERTAIN COVENANTS OF GEORGIA POWER

     Pursuant to the Indenture, Georgia Power will covenant that it will not declare or pay any dividend on, or purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock, if at such time
(i) there shall have occurred and be continuing any event that would constitute an Event of Default under the Indenture, (ii) Georgia Power shall be in default with respect to its payment of any obligations under the Guarantee or (iii) Georgia Power shall have given notice of its selection of an extended interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing. (Section 4.06). Georgia Power will also covenant
(i) to remain the sole general partner of Georgia Power Capital and maintain 100% ownership of the general partner interests thereof; provided that any permitted successor of Georgia Power under the Indenture may succeed to Georgia Power's duties as General Partner, (ii) to contribute capital to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to Georgia Power Capital, (iii) not to voluntarily dissolve, wind-up or terminate Georgia Power Capital, except in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities in liquidation of Georgia Power Capital and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement, (iv) to perform all of its duties as the general partner in

Georgia Power Capital in a timely manner and (v) to use its reasonable efforts to cause Georgia Power Capital to remain a limited partnership, except in connection with a distribution of Junior Subordinated Debentures and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement, and otherwise continue to be treated as a partnership for United States federal income tax purposes. (Section 4.07).

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Junior Subordinated Debentures of each series will be issued in registered form and in either certificated form or will be represented by one or more global securities. If not represented by one or more global securities, Junior Subordinated Debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Debenture Registrar, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon Georgia Power or the Debenture Registrar being satisfied with the documents of title and identity of the person making the request. Georgia Power has appointed the Trustee as Debenture Registrar with respect to the Junior Subordinated Debentures. (Section 2.05).

     Georgia Power shall not be required to (i) issue, register the transfer of or exchange any Junior Subordinated Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Junior Subordinated Debentures of the same series and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Junior Subordinated Debentures of any series or portions thereof called for redemption. (Section 2.05).

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium (if any) on any Junior Subordinated Debenture will be made only against surrender to the Paying Agent of such Junior Subordinated Debenture. Unless otherwise indicated in an applicable Prospectus Supplement, principal of and any premium and interest, if any, on Junior Subordinated Debentures will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as Georgia Power may designate from time to time, except that at the option of Georgia Power payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debenture Register with respect to such Junior Subordinated Debentures. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Junior Subordinated Debenture on any Interest Payment Date will be made to the person in whose name such Junior Subordinated Debenture (or Predecessor Security) is registered at the close of business on the Regular Record Date for such interest payment. (Section 2.03).

     Georgia Power will act as Paying Agent with respect to the Junior Subordinated Debentures. Georgia Power may at any time designate additional Paying Agents or rescind the Designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that Georgia Power will be required to maintain a Paying Agent in each Place of Payment for each series of the Junior Subordinated Debentures. (Sections 4.02 and 4.03).

     All moneys paid by Georgia Power to a Paying Agent for the payment of the principal of or premium or interest, if any, on any Junior Subordinated Debenture of any series that remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to Georgia Power and the holder of such Junior Subordinated Debenture will thereafter look only to Georgia Power for payment thereof. (Section 11.05).

GLOBAL DEBENTURES

     If any Junior Subordinated Debentures of a series are represented by one or more global securities, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Debenture may exchange such interests for Junior Subordinated Debentures of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a Global Debenture will be payable in the manner described in the applicable Prospectus Supplement. (Section 2.11).

     The specific terms of the depository arrangement with respect to any portion of a series of Junior Subordinated Debentures to be represented by a Global Debenture will be described in the applicable Prospectus Supplement.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting Georgia Power and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures of each series that are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Junior Subordinated Debenture so affected or (ii) reduce the percentage of Junior Subordinated Debentures, the holders of which are required to consent to any such supplemental Indenture, without the consent of the holders of each Junior Subordinated Debenture then outstanding and affected thereby. (Section 9.02).

     In addition, Georgia Power and the Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of Junior Subordinated Debentures. (Sections 2.01, 9.01 and 10.01).

EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to each series of Junior Subordinated Debentures:

          (a) failure for 10 days to pay interest (including Additional Interest) on the Junior Subordinated Debentures of that series when due; provided that a valid extension of the interest payment period by Georgia Power shall not constitute a default in the payment of interest for this purpose; or

          (b) failure to pay principal or premium, if any, on the Junior Subordinated Debentures of that series when due whether at maturity, upon redemption, by declaration or otherwise, or to make any required sinking fund payment with respect to that series; or

          (c) failure to observe or perform any other covenant (other than those specifically relating to another series) contained in the Indenture for 90 days after written notice to Georgia Power from the Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Debentures of that series; or

          (d) the dissolution, winding up or termination of Georgia Power Capital, except in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities in liquidation of Georgia Power Capital and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement; or

        (e) certain events in bankruptcy, insolvency or reorganization of Georgia Power. (Section 6.01).

     The holders of a majority in aggregate outstanding principal amount of any series of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series. (Section 6.06). The Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the Junior Subordinated Debentures may declare the principal due and payable immediately upon an Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee. (Sections 6.01 and 6.06).

     The holders of a majority in aggregate outstanding principal amount of any series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest when due otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee) or a call for redemption of Junior Subordinated Debentures of such series. (Section 6.06). Georgia Power is required to file annually with the Trustee a certificate as to whether or not Georgia Power is incompliance with all the conditions and covenants under the Indenture. (Section 5.03(d)).

CONSOLIDATION, MERGER AND SALE

     The Indenture does not contain any covenant that restricts Georgia Power's ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions, provided that the successor corporation assumes due and punctual payment of principal or premium, if any,and interest on the Junior Subordinated Debentures. (Section 10.01).

DEFEASANCE AND DISCHARGE

     Under the terms of the Indenture, Georgia Power will be discharged from any and all obligations in respect of the Junior Subordinated Debentures of any series (except in each case for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) if Georgia Power deposits with the Trustee, in trust, moneys or Government Obligations, in an amount sufficient to pay all the principal of, and interest on, the Junior Subordinated Debentures of such series on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures. (Sections 11.01 and 11.02).

GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.05).

INFORMATION CONCERNING THE TRUSTEE

     The Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01). Subject to such provision, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02). The Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01).

     Georgia Power has a credit relationship with Trust Company Bank, and any borrowings by Georgia Power from such bank will constitute Senior Indebtedness. Trust Company Bank also currently serves as trustee with respect to certain outstanding pollution control revenue bonds issued for the benefit of Georgia Power.

MISCELLANEOUS

     Georgia Power will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of Georgia Power; provided, that, in the event of any such assignment, Georgia Power will remain liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto. (Section 13.11).

                              PLAN OF DISTRIBUTION

     Georgia Power Capital may sell any series of Preferred Securities being offered hereby in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to each series of Preferred Securities will set forth the terms of the offering of such Preferred Securities, including the name or names of any underwriters or agents, the purchase price of such Preferred Securities and the proceeds to Georgia Power Capital from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Preferred Securities may be listed.

     If underwriters participate in the sale, such Preferred Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of Preferred Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Preferred Securities, if any are purchased.

     Underwriters and agents may be entitled under agreements entered into with Georgia Power and/or Georgia Power Capital to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Underwriters and agents may be customers of, engage in transactions with, or perform services for Georgia Power in the ordinary course of business.

     Each series of Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Preferred Securities are sold by Georgia Power Capital for public offering and sale may make a market in such Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Preferred Securities may or may not be listed on a national securities exchange.

                                    EXPERTS


     The financial statements and schedules of Georgia Power included in Georgia Power's Annual Report on Form 10-K for the year ended December 31, 1993, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said reports, which include explanatory paragraphs which refer to an uncertainty with respect to the actions of the regulators regarding the recoverability of Georgia Power's investment in the Rocky Mountain pumped storage hydroelectric project and changes in Georgia Power's methods of accounting for post-retirement benefits other than pensions and for income taxes. With respect to the Georgia Power unaudited interim financial information for the periods ended March 31, June 30 and September 30, 1994 and 1993 included in

Georgia Power's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994, and incorporated by reference herein, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or "parts" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.


                                 LEGAL OPINIONS

     Certain legal matters in connection with the Preferred Securities will be passed upon for Georgia Power and Georgia Power Capital by Troutman Sanders, Atlanta, Georgia, counsel for Georgia Power and Georgia Power Capital, and for the purchasers or underwriters by Reid & Priest, New York, New York. Certain matters of Delaware law relating to the validity of the Preferred Securities, the validity of the Limited Partnership Agreement and the formation of Georgia Power Capital will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, as special Delaware counsel for Georgia Power and Georgia Power Capital.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by Georgia Power are as follows:


                                                                   PREFERRED SECURITIES
                                                                 -------------------------
                                                                                   EACH
                                                                 INITIAL        ADDITIONAL
                                                                   SALE            SALE
                                                                 --------       ----------
    *Filing fees -- Securities and Exchange Commission --
      registration statement...................................  $ 34,483        $      --
    Charges of trustee (including counsel).....................    13,500           13,500
    *Listing fees of New York Stock Exchange...................    44,300               --
    Printing and preparation of registration statement,
      prospectus, etc. ........................................    30,000           15,000
    Rating fees --
      Moody's Investors Service, Inc. .........................    22,500           22,500
      Standard & Poor's Corporation............................     7,500            7,500
      Duff and Phelps, Inc. ...................................    10,000           10,000
    Services of Southern Company Services, Inc. ...............    30,000           15,000
    Fees and expenses of counsel...............................   125,000           75,000
    Blue sky fees and expenses.................................     2,500            2,500
    Fees of accountants, Arthur Andersen LLP. .................    50,000           25,000
    Miscellaneous, including telephone charges and
      traveling expenses.......................................     5,217            4,000
                                                                 --------       ----------
              Total............................................  $375,000        $ 190,000
                                                                 =========       =========


- ---------------

 * The Prospectus Supplement will reflect actual filing and listing fees based upon the amount of the related offering.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The applicable statutes of the State of Georgia provide that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director of the corporation or is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or another enterprise against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interest of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, a corporation generally may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. In addition, unless limited by its articles of incorporation, to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by him in connection therewith. Also, unless a corporation's articles of incorporation provide otherwise, an officer of the corporation who is not a director is entitled to mandatory indemnification to the same extent as a director, and a corporation may also indemnify an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, by-laws, general or specific action of its board of directors, or contract.

     Section 41 of the By-laws of Georgia Power provides in pertinent part as follows:


          Each person who is or was a director or officer of the Company or is or was an employee of the Company holding one or more positions of management through and inclusive of department managers (but not positions below the level of department managers) (such positions being hereinafter referred to as "Management Positions") and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or is or was an employee of the Company holding one or more Management Positions, or is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Company as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.


          Expenses (including attorneys' fees) incurred by a director or officer of the Company or employee of the Company holding one or more Management Positions with respect to the defense of any such claim, action, suit or proceeding maybe advanced by the Company prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Company under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Company.

          The Company may purchase and maintain insurance at the expense of the Company on behalf of any person who is or was a director, officer, employee, or agent of the Company, or any person who is or was serving at the request of the Company as director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys' fees) asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability or expense under this Section or otherwise.

          Without limiting the generality of the foregoing provisions, no present or future director or officer of the Company, or his heirs, executors, or administrators, shall be liable for any act, omission, step, or conduct taken or had in good faith, which is required, authorized, or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any federal or state statute or municipal ordinance regulating the Company or its parent by reason of their being holding or investment companies, public utility companies, public utility holding companies, or subsidiaries of public utility holding companies. In any action, suit, or proceeding based on any act, omission, step, or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer, and his heirs, executors and administrators, shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit, or proceeding based on any act, omission, step, or conduct taken or had in good faith as in this paragraph described. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs, and attorneys' fees.

          The foregoing rights shall not be exclusive of any other rights to which any such director or officer or employee may otherwise be entitled and shall be available whether or not the director or officer or employee continues to be a director or officer or employee at the time of incurring any such expenses and liabilities.

     Georgia Power has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

ITEM 16.  EXHIBITS.


  EXHIBIT
  NUMBER
  ------
    1.1   --   Form of Underwriting Agreement.*
    4.1   --   Form of Indenture between Georgia Power and Trust Company Bank, as Trustee.*
    4.2   --   Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Junior Subordinated Debentures and fixed rate Preferred
                 Securities.*
    4.3   --   Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Junior Subordinated Debentures and adjustable rate Preferred
                 Securities.
    4.4   --   Certificate of Limited Partnership of Georgia Power Capital.*
    4.5   --   Form of Amended and Restated Agreement of Limited Partnership of Georgia Power
                 Capital.*
    4.6   --   Form of Preferred Security (included in Exhibit 4.5 above).
    4.7   --   Form of Action of General Partner creating fixed rate Preferred Securities.*
    4.8   --   Form of Action of General Partner creating adjustable rate Preferred Securities.
    4.9   --   Form of Junior Subordinated Debenture (included in Exhibit 4.2).
    4.10  --   Form of Guarantee Agreement with respect to Preferred Securities.*
    5.1   --   Opinion of Troutman Sanders.
    5.2   --   Opinion of Richards, Layton & Finger, P.A.
    8.1   --   Tax Opinion of Troutman Sanders.
   12.1   --   Computations of ratio of earnings to fixed charges and ratio of earnings to fixed charges plus preferred dividend requirements (pre-income tax basis).
   15     --   Letter re unaudited interim financial information.
   23.1   --   Consent of Arthur Andersen.*
   23.2   --   Consent of Troutman Sanders (included in Exhibit 5.1 above).
   23.3   --   Consent of Troutman Sanders (included in Exhibit 8.1 above).
   23.4   --   Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 above).
   24.1   --   Powers of Attorney.*
   25.1   --   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                 Trust Company Bank, as Trustee under the Indenture.*


- ---------------


* Previously filed.

ITEM 17.  UNDERTAKINGS.

     (a) Undertaking related to Rule 415 offering:

          The undersigned registrants hereby undertake:

             (1) To file,during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

          The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Georgia Power's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Undertaking related to acceleration of effectiveness:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GEORGIA POWER COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 8TH DAY OF DECEMBER, 1994.


                                          GEORGIA POWER COMPANY

                                          By:      /s/  WARREN Y. JOBE

                                            ------------------------------------
                                                       Warren Y. Jobe
                                                 Executive Vice President,
                                               Treasurer and Chief Financial
                                                           Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, GEORGIA POWER CAPITAL, L.P., CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 8TH DAY OF DECEMBER, 1994.


                                          GEORGIA POWER CAPITAL, L.P.

                                          By:  GEORGIA POWER COMPANY,
                                               GENERAL PARTNER

                                          By:      /s/  WARREN Y. JOBE

                                            ------------------------------------
                                                       Warren Y. Jobe
                                                 Executive Vice President,
                                               Treasurer and Chief Financial
                                                           Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING DIRECTORS AND OFFICERS OF GEORGIA POWER COMPANY IN THE CAPACITIES AND ON THE DATES INDICATED.



                  SIGNATURE                                TITLE                   DATE
- ---------------------------------------------   --------------------------- ------------------
              H. ALLEN FRANKLIN                 President and Chief
                                                  Executive Officer and
                                                  Director (Principal
                                                  Executive Officer)

               WARREN Y. JOBE                   Executive Vice President,
                                                  Treasurer and Chief
                                                  Financial Officer and
                                                  Director (Principal
                                                  Financial Officer)

                C. B. HARRELD                   Vice President and
                                                  Comptroller (Principal
                                                  Accounting Officer)

              EDWARD L. ADDISON

              BENNETT A. BROWN

             A. W. DAHLBERG, III

          WILLIAM A. FICKLING, JR.

              L. G. HARDMAN III

            JAMES R. LIENTZ, JR.

           WILLIAM A. PARKER, JR.               Directors

            G. JOSEPH PRENDERGAST

              HERMAN J. RUSSELL

              GLORIA M. SHATTO

            WILLIAM JERRY VEREEN

             THOMAS R. WILLIAMS

        By:         /s/  WAYNE BOSTON                                         December 8, 1994
- ---------------------------------------------
      (Wayne Boston, Attorney-in-Fact)

                                EXHIBIT INDEX
                                -------------

  EXHIBIT
  NUMBER
  ------
    1.1   --   Form of Underwriting Agreement.*
    4.1   --   Form of Indenture between Georgia Power and Trust Company Bank, as Trustee.*
    4.2   --   Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Junior Subordinated Debentures and fixed rate Preferred
                 Securities.*
    4.3   --   Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Junior Subordinated Debentures and adjustable rate Preferred
                 Securities.
    4.4   --   Certificate of Limited Partnership of Georgia Power Capital.*
    4.5   --   Form of Amended and Restated Agreement of Limited Partnership of Georgia Power
                 Capital.*
    4.6   --   Form of Preferred Security (included in Exhibit 4.5 above).
    4.7   --   Form of Action of General Partner creating fixed rate Preferred Securities.*
    4.8   --   Form of Action of General Partner creating adjustable rate Preferred Securities.
    4.9   --   Form of Junior Subordinated Debenture (included in Exhibit 4.2).
    4.10  --   Form of Guarantee Agreement with respect to Preferred Securities.*
    5.1   --   Opinion of Troutman Sanders.
    5.2   --   Opinion of Richards, Layton & Finger, P.A.
    8.1   --   Tax Opinion of Troutman Sanders.
   12.1   --   Computations of ratio of earnings to fixed charges and ratio of earnings to fixed charges plus preferred dividend requirements (pre-income tax basis).
   15     --   Letter re unaudited interim financial information.
   23.1   --   Consent of Arthur Andersen.*
   23.2   --   Consent of Troutman Sanders (included in Exhibit 5.1 above).
   23.3   --   Consent of Troutman Sanders (included in Exhibit 8.1 above).
   23.4   --   Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 above).
   24.1   --   Powers of Attorney.*
   25.1   --   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                 Trust Company Bank, as Trustee under the Indenture.*

- ---------------

* Previously filed.